UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to Rule Section 240.14a-12

Arrow Financial Corporation

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ARROW FINANCIAL CORPORATION

250 Glen Street, Glens Falls, New York 12801

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Arrow Financial Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Arrow Financial Corporation, a New York corporation, will be held at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York, 12801 on Wednesday, April 29, 2009, at 10:00 a.m. for the purpose of considering and voting upon the matters set forth below.

Your Board of Directors recommends that you vote “FOR” the following Items:

  Item 1

The election of four (4) Class B directors, nominated by the Board of Directors, to serve a term of three (3) years or until their successors shall have been elected and qualified.

  Item 2

Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009.

Any other business which may be properly brought before the meeting or any adjournment or postponement thereof will be considered and voted upon.

By Order of the Board of Directors,

GERARD R. BILODEAU

Corporate Secretary

March 16, 2009

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed, if mailed in the United States).  See “How do I submit my proxy?” on page 3 of the Proxy Statement for a description of these voting methods. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.  IF YOUR SHARES ARE HELD BY A BROKER OR BANK, PLEASE FOLLOW THE VOTING INSTRUCTIONS ON THE FORM YOU RECEIVE FROM YOUR BROKER OR BANK.

ARROW FINANCIAL CORPORATION

250 Glen Street

Glens Falls, New York 12801

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

April 29, 2009

This proxy statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Arrow Financial Corporation (“Arrow” or “Company”), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 2009, at 10:00 a.m., at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York, 12801, and at any adjournment or postponement thereof.  This proxy statement also includes a copy of Parts I and II of Arrow’s Annual Report on Form 10-K for the year ended December 31, 2008, which includes Arrow’s consolidated financial statements.

We have changed the way we deliver our proxy materials.  The new means of providing the materials to our shareholders via the Internet will reduce waste as well as the cost associated with mailing the proxy materials.  We will mail a Notice to shareholders announcing that our proxy materials are available for viewing online on March 16, 2009. Once you receive the Notice, if you wish to receive printed copies of the proxy materials, please contact us by Internet, phone or email, as shown on the Notice, and we will mail the materials to you within three (3) business days after receipt of your request.  We encourage you to vote online or by telephone. See “How do I submit my proxy” on page 3.  If within ten (10) days after we mail the Notice you have not voted, we will mail to you a second Notice and proxy voting card to be completed by you and returned to our proxy voting tabulator in a postage-paid business reply envelope that will be included with the proxy voting card.

At the meeting, there will be two (2) items submitted for a shareholder vote.  First, four (4) directors will be elected to Class B of our Board of Directors.  Second, shareholders will be asked to ratify the selection of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2009.

RECORD DATE AND VOTING RIGHTS

Who is entitled to vote?

Each shareholder of record as of the close of business on the record date, March 2, 2009, is entitled to notice of, and to vote at, the shareholders' meeting.  At the close of business on that date, there were outstanding and entitled to vote 10,682,283 shares of our common stock, $1.00 par value. Common stock is our only class of stock outstanding.  Owners of record at the close of business on the record date are entitled to one vote for each share of common stock held, on each matter submitted to a vote at the meeting.

What constitutes a quorum at the meeting and on particular items to be voted on at the meeting?

In order to conduct business at the meeting, a quorum must be present.  Under our Bylaws, one-third of the total number of outstanding shares of our common stock present in person or represented by proxy at the meeting will constitute a quorum.  Consistent with applicable state law and our Certificate of Incorporation and Bylaws, we will treat all shares present in person or represented by proxy at the meeting, including so-called “broker non-votes”, as shares present or represented by proxy for purposes of determining a meeting quorum.  Broker non-votes are shares held in “street name” by brokers who are present in person or represented by proxy at a meeting but who have not received a voting instruction on a particular item or matter on behalf of the customers who actually own such shares and such item or matter is not within the broker’s discretionary authority to vote. See “How will broker non-votes be treated in voting on items at the meeting?” on page 2.

There also must be a quorum present on each item or matter put to a vote at the meeting.  Broker non-votes on any item or matter will not be treated as shares present in person or represented by proxy at the meeting for purposes of determining the presence of a quorum on that item or matter.  However, shares represented by proxies or ballots marked “WITHHOLD AUTHORITY” on Item 1 or “ABSTAIN” on Item 2 will be treated as shares present in person or represented by proxy at the meeting for purposes of determining the presence of a quorum on that item at the meeting.

How many votes are required for approval of the various items on the agenda?

Item 1 - Election of Directors.  The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote on such matter is required for the election of each director.  A “plurality” in an election of directors means that the nominees with the largest number of votes cast will be elected as directors up to the maximum number of directors to be chosen at the meeting.  Because at this year’s meeting there are only as many nominees as there are directors to be elected, i.e., four (4), each nominee is assured of election provided he receives any “FOR” votes, regardless of how many negative votes (“WITHHOLD AUTHORITY”) such nominee receives.  However, under the Majority Voting Policy in our Corporate Governance Guidelines, if an election of directors is uncontested (as will be the case at this year’s meeting), any nominee who receives a number of negative votes (“WITHHOLD AUTHORITY”) exceeding fifty percent (50%) of the total number of shares that are outstanding and entitled to vote in such election must tender his or her resignation as director following the meeting, even though the nominee has technically been elected a director.  Under the policy, the Governance Committee of the Board is then required to evaluate the tendered resignation and make a recommendation to the full Board on appropriate action, whereupon the Board may take such action on the resignation as it deems appropriate, taking into account the best interests of the Company and its shareholders.

Item 2 - Ratification of our Independent Auditor.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter will be required for ratification of the selection of our independent public accounting firm, KPMG LLP, as our independent auditor.

Any Other Matters.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on such matter will be required for approval of any other matter that might be properly raised and submitted to a vote at the meeting.  Under our Bylaws, at this time no additional matters may be submitted for consideration by shareholders at the upcoming meeting, other than procedural issues such as adjournment, postponement or continuation.  If any such other matter arises, any shares represented by proxies may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

Will a vote to “WITHHOLD AUTHORITY” on Item 1 or to “ABSTAIN” on Item 2 be the equivalent of a vote “AGAINST” the particular matter?

A proxy or ballot marked “WITHHOLD AUTHORITY” on Item 1, Election of Directors, will be the equivalent of an abstention from voting on Item 1.  Neither will affect the outcome of the election for any of the nominees, all of whom will be elected as directors if they receive any votes in favor of their election.  There are exactly the same number of nominees as there are director positions to be filled.

A proxy or ballot marked “ABSTAIN” on Item 2 will not have the same effect as a vote “AGAINST“ such item.  Shares represented by a proxy or ballot marked “ABSTAIN“ will not be treated as having been voted on such matter at the meeting, whereas a proxy or ballot marked “AGAINST“ will be treated as having been voted on such matter.  Under applicable law, Item 2, in order to be approved by shareholders, must receive the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter.  Hence, a vote “AGAINST“ Item 2 will make it harder to achieve shareholder approval than a vote to “ABSTAIN“.

How will broker non-votes be treated in voting on items at the meeting?

Under the rules that govern securities brokers, if a broker does not receive voting instructions from its customers regarding the shares held in street name by the broker on behalf of such customers, the broker may vote such shares in its discretion on “routine” matters put to a vote of shareholders at a meeting but may not vote such shares on “non-routine” matters put to a vote. When a broker does not vote its customers’ shares on a proposal at a shareholders’ meeting, because the matter is non-routine, the shares not voted are referred to as “broker non-votes.”  Broker non-votes on any non-routine matter presented at the meeting will not be treated as shares present or represented by proxy and eligible to be voted on such matter at the meeting ..

Under current stock exchange regulations, an uncontested election of directors at a shareholders’ meeting is considered a routine matter; as is the ratification of the appointment of the Company’s independent auditor.  Thus, there will be no broker non-votes on either matter to be voted upon at the meeting, and the treatment of broker non-votes will have no impact on the outcome of the voting.

How are Plan shares voted?

If you are enrolled in the Dividend Reinvestment Plan (“DRIP”), the shares of common stock owned on the record date, March 2, 2009, by you directly, plus all shares of common stock held for you in the DRIP, will be voted by you on a single voting form. If you are enrolled in the Stock Purchase Plan (“SPP”), the shares of common stock owned on the record date by you and held for you in the SPP will be voted by you on a separate voting form.

Participants in the Company’s Employee Stock Ownership Plan (“ESOP”) will receive, as appropriate, a separate confidential voting instruction form for any shares held in the participant’s ESOP account. Forms executed and returned to the Plan Administrator will provide voting instructions to the ESOP Trustee. If no instructions are provided by the participant, the Trustee will vote the participant’s ESOP shares, plus shares held in the Plan but not yet allocated to participant accounts, in accordance with the “mirror voting” provisions of the ESOP.

How do I submit my proxy?

If you are entitled to vote and wish to submit a proxy to vote at the meeting, you may do so by voting online at www.proxyvote.com or by telephone by calling toll-free 1-800-690-6903. If you requested printed proxy materials, which will include a proxy voting card, or if you did not request printed proxy materials but received a second proxy voting Notice because you did not vote online or by telephone by March 30, 2009, you may vote by returning the proxy card or proxy voting Notice in the postage-paid business reply envelope provided to you for this purpose. If your shares are held by a broker or bank, you must follow the voting instructions on the form you receive from your broker or bank.

May I revoke my proxy?

Yes.  If you execute a proxy vote as solicited by this proxy statement, you have the power to revoke it prior to the voting of the proxy at the annual meeting.  You may revoke your proxy by attending the meeting and voting your shares of stock in person, or by delivering, prior to the meeting, a written notice of revocation of proxy or a later-dated, properly executed proxy to our Corporate Secretary at the following address:

Mr. Gerard R. Bilodeau

Corporate Secretary

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

How are proxies being solicited?

Proxies are being solicited electronically, by telephone and by mail.  They may also be solicited by our directors, officers and other employees personally, by telephone or other means but, if so, those persons will receive no additional compensation for such services.  We will bear all costs of soliciting the proxies.  If we utilize the services of other financial institutions, brokerage houses, custodians, nominees or fiduciaries to solicit proxies, we will reimburse them for their out-of-pocket expenses.

PROPOSALS BY SHAREHOLDERS

May a shareholder raise a matter for consideration or nominate a person for election to the Board of Directors at the upcoming annual meeting?

Under our Bylaws, any shareholder wishing to raise a matter for consideration and a vote by the shareholders or to nominate a person for election as director at an upcoming annual meeting of shareholders must deliver a written notice to the Corporate Secretary not less than 120 days before the anniversary date of the prior year’s annual meeting.  Thus, for next year’s (2010) annual meeting of shareholders, the written notification must be received by the Corporate Secretary no later than December 30, 2009. There are different rules if the date of any annual meeting is changed by more than 30 days from the date of the prior annual meeting.  The notice of any such matter or nomination must contain the information specified in the Bylaws, including, without limitation, the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or person proposed to be nominated, and the number of shares of common stock owned by the proposing shareholder.

If a shareholder wishes to have a proposal included in the Company’s proxy statement for an annual meeting, the shareholder must satisfy the requirements established under the Bylaws and the requirements established by the Securities and Exchange Commission (“SEC”).  The particular rule, Rule 14a-8 under the Securities Exchange Act of 1934, requires that shareholders requesting to have a proposal included in the Company’s proxy statement for an annual meeting of shareholders must submit their proposal in writing to the Company at least 120 days before the anniversary date of the date the Company’s proxy statement was released to shareholders for the prior year’s annual meeting.  Thus, any shareholder requesting to submit a proposal for inclusion in the Company’s proxy statement for next year’s annual shareholders' meeting (in 2010) must deliver a proposal to the Corporate Secretary, at the address listed on the previous page, no later than November 16, 2009. There are different rules if the date the Company’s proxy statement was released to shareholders is changed by more than 30 days from the prior year’s date the Company’s proxy statement was released to shareholders.  The notice must satisfy the SEC rules, including a clear description of the proposal, a brief statement supporting the proposal and all required information about the proposing shareholder.

May shareholders submit recommendations to the Board for its nominees for director?

Shareholders may submit to the Board of Directors or the Governance Committee of the Board recommendations on candidates for the Board and Committee to consider in selecting their own nominees for director.  For further information on this process, see “Shareholder Submissions of Candidates” on page 11.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

To the knowledge of the Board of Directors, no one person or group of persons acting in concert beneficially owned more than 5 percent of the outstanding shares of our common stock as of March 2, 2009, the record date for the meeting.

Our subsidiary, Glens Falls National Bank and Trust Company, in its capacity as fiduciary of numerous Trust Department accounts, including as trustee of our Employee Stock Ownership Plan (“ESOP”), held 1,517,684 shares of our common stock, or 14.21% of the total outstanding shares on March 2, 2009.  Glens Falls National Bank and Trust Company was the beneficial owner of only a relatively small number of these shares; other persons (e.g., the ESOP participants) had the sole power to vote and/or direct the disposition of most of these shares.  As a result, Glens Falls National Bank and Trust Company did not beneficially own more than 5% of the outstanding shares of our common stock on the record date for the meeting.

The table below provides information on each of the Board’s nominees for director, each of the other incumbent directors whose terms do not expire at the meeting and who will continue to serve after the meeting, each of the named executive officers who are not also directors and our directors and executive officers as a group:

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

Name and Principal Occupation (a)(b)(c)	Age	Director of Arrow Since	Shares of Arrow Common Stock Beneficially Owned as of December 31, 2008 (d)
			Number	Percent
Nominees for Director (e) Class B (Terms Expiring in 2012)
John J. Carusone, Jr. Attorney, Carusone & Carusone, Saratoga Springs, NY	67	1996	7,134 (1)	__
Michael B. Clarke Formerly President & CEO, Lone Star Industries (cement manufacturer) - Retired 2005	62	2006	21,794 (2)	__
David G. Kruczlnicki President & CEO, Glens Falls Hospital (regional medical center)	56	1989	36,615 (3)	__
David L. Moynehan President, Riverside Gas & Oil Co., Inc. (motor fuels distributor and convenience store retailer)	63	1987	27,678 (4)	__
Directors Continuing in Office Class C (Terms Expiring in 2010)
Herbert O. Carpenter Chairman, Northeast Printing and Distribution Company (commercial printing, publishing, mailing, fulfillment and distribution services)	71	2007	7,006 (5)	__
Gary C. Dake President, Stewart’s Shops Corp. (regional chain of convenience stores)	48	2003	10,648 (6)	__
Mary-Elizabeth T. FitzGerald Formerly Executive Director, Tri-County United Way – Retired 1997	69	2001	7,119 (7)	__
Thomas L. Hoy Chairman, President & CEO, Arrow and Glens Falls National Bank and Trust Company	60	1996	216,198 (8)	2.04

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE (Continued)

Name and Principal Occupation (a)(b)(c)	Age	Director of Arrow Since	Shares of Arrow Common Stock Beneficially Owned as of December 31, 2008 (d)
			Number	Percent
Directors Continuing in Office Class A (Terms Expiring in 2011)
Kenneth C. Hopper, M.D. Vice Chairman of the Board, Arrow; Chairman & CEO, ExCel BioScience, Inc. (national human toxicology laboratory)	70	1983	87,685 (9)	__
Elizabeth O’C. Little New York State Senator, 45th District (since 2003); Previously, New York State Assemblywoman, 109th District	68	2001	6,860 (10)	__
John J. Murphy Formerly Executive Vice President, Treasurer & CFO of Arrow and Senior Executive Vice President & CFO of Glens Falls National Bank and Trust Company - Retired 2006	57	2007	91,191 (11)	__
Richard J. Reisman, D.M.D. Oral & Maxillofacial Surgeon, Glens Falls, NY; Chairman, Section of Dentistry, Glens Falls Hospital	63	1999	16,737 (12)	__

OTHER EXECUTIVE OFFICERS

Name and Principal Occupation (a)(b)(c)	Age	Shares of Arrow Common Stock Beneficially Owned as of December 31, 2008 (d)
		Number	Percent
Terry R. Goodemote, CPA (f) Senior Vice President, Treasurer and Chief Financial Officer of Arrow and Executive Vice President, Treasurer and Chief Financial Officer of Glens Falls National Bank and Trust Company since 2008	45	12,420 (13)	__
John C. Van Leeuwen (g) Formerly Senior Vice President & Chief Credit Officer of Arrow and Executive Vice President & Chief Credit Officer of Glens Falls National Bank and Trust Company – Retired 2008	65	40,139 (14)	__
Gerard R. Bilodeau Senior Vice President & Corporate Secretary of Arrow and Senior Vice President & Cashier of Glens Falls National Bank and Trust Company	62	77,214 (15)	__
Shares of Arrow Common Stock Beneficially Owned By All 15 Directors and Executive Officers and their Nominees as a Group as of December 31, 2008		666,438 (16)	6.21

Explanatory Notes - Nominees for Director, Directors Continuing in Office and Other Executive Officers Tables:

(a)

All current directors of Arrow also serve as directors of its principal subsidiary bank, Glens Falls National Bank and Trust Company, except for Messrs. Carusone and Dake who also serve as directors of Arrow’s other subsidiary bank, Saratoga National Bank and Trust Company.  Of the nominees and directors continuing in office, only Mr. Hoy is currently an officer or employee of Arrow or its subsidiaries. Mr. Murphy formerly served as Executive Vice President, Treasurer and Chief Financial Officer of Arrow and Senior Executive Vice President and Chief Financial Officer of Glens Falls National Bank and Trust Company until his retirement on December 31, 2006. Mr. Murphy provides consulting services to Arrow under a Consulting Agreement with the Company.  See “Compensation of Directors” on page 29.

(b)

The business experience of each nominee and director during the past five years was that typical of a person engaged in the principal occupation or business listed for each such person during that period.  Except as noted, each of the nominees and directors continuing in office has been principally engaged for the past five years in the business or businesses listed for each.

(c)

No family relationship exists between any two or more of the nominees, directors or executive officers of Arrow or its subsidiaries, except that David L. Moynehan, a director of Arrow, is related to John J. Murphy, also a director of Arrow and formerly Executive Vice President, Treasurer & Chief Financial Officer of Arrow.  Mr. Moynehan’s wife and Mr. Murphy’s wife are sisters.

(d)

Beneficial ownership of shares, determined in accordance with applicable SEC rules, includes shares as to which a person, directly or indirectly, has or shares voting power and/or investment power, and all shares that the person has a right to acquire within 60 days of the reporting date.  Unless otherwise noted below, each listed individual was the sole beneficial owner of all shares identified as owned by each.  Percentage ownership is listed only for those who beneficially owned at least one percent (1%) of the outstanding shares of Arrow common stock on December 31, 2008.

(e)

Each of the incumbent Class B directors has served as a director of Arrow for at least one full 3-year term. On the basis of the quality of their prior service and their continuing willingness to perform their duties as director to the best of their ability, the incumbent directors were recommended for renomination as Class B directors by the Governance Committee.  The Board unanimously adopted the Committee’s recommendation.

(f)

Mr. Goodemote was first appointed Chief Financial Officer and Treasurer of Arrow and Glens Falls National Bank and Trust Company on January 1, 2007. Prior to becoming Chief Financial Officer, Mr. Goodemote served as Senior Vice President and Head of the Accounting Division of Glens Falls National Bank and Trust Company.

(g)

Mr. Van Leeuwen retired from his position as Senior Vice President and Chief Credit Officer of Arrow on June 30, 2008 and continues to provide loan and credit administration consulting services to the Company under a consulting agreement. See “Agreements with Executive Officers” on page 26.

Beneficial Ownership Notes - Nominees for Director, Directors Continuing in Office and Other Executive Officer Tables:

(1)

Includes 6,345 shares held directly by Mr. Carusone and 789 shares held in Mr. Carusone’s Stock Purchase Plan (“SPP”) account.

(2)

Includes 1,611 shares held directly by Mr. Clarke, and 20,183 shares held directly by Mr. Clarke’s wife in a revocable trust.

(3)

Includes 27,938 shares held directly by Mr. Kruczlnicki, and 8,677 shares held in Mr. Kruczlnicki’s SPP account.

(4)

Includes 18,142 shares held directly by Mr. Moynehan, 3,854 shares held in Mr. Moynehan’s SPP account, and 5,682 shares held jointly by Mr. Moynehan with his wife.

(5)

Includes 1,379 shares held directly by Mr. Carpenter, and 5,627 shares held in Mr. Carpenter’s SPP account.

(6)

Includes 4,454 shares held directly by Mr. Dake, and 6,194 shares held in Mr. Dake’s SPP account.

(7)

Includes 6,518 shares held directly by Mrs. FitzGerald, and 601 shares held in Mrs. FitzGerald’s SPP account.

(8)

Includes 91,219 shares held directly by Mr. Hoy, 81 shares held in Mr. Hoy’s SPP account, 654 shares held in Mr. Hoy’s Simplified Employee Pension Plan account, 4,846 shares held directly by Mr. Hoy’s wife, 36,519 shares held in Mr. Hoy’s account under the Company’s Employee Stock Ownership Plan (“ESOP”), 76,375 shares subject to exercisable options received by Mr. Hoy under the Company’s Long-Term Incentive Plan (“LTIP”), and 6,504 shares held in a Hoy family irrevocable trust as to which Mr. Hoy is grantor.

Beneficial Ownership Notes - Nominees for Director, Directors Continuing in Office and Other Executive Officer Tables - continued:

(9)

Includes 59,806 shares held directly by Dr. Hopper, 4,730 shares held in Dr. Hopper’s SPP account, 23,104 shares held in a trust controlled by Dr. Hopper, and 45 shares held by a company controlled by Dr. Hopper.

(10)

Includes 6,072 shares held directly by Senator Little, and 788 shares held in Senator Little’s SPP account.

(11)

Includes 12,301 shares held directly by Mr. Murphy, 28,025 shares held jointly by Mr. Murphy with his wife, and 50,865 shares subject to exercisable options received by Mr. Murphy under the LTIP.

(12)

Includes 9,381 shares held directly by Dr. Reisman, 6,973 shares held in Dr. Reisman’s SPP account, and 383 shares held directly by Dr. Reisman’s wife.

(13)

Includes 1,040 shares held directly by Mr. Goodemote, 231 shares held as custodian for his children, 798 shares held in Mr. Goodemote’s SPP account, 5,387 shares held in Mr. Goodemote’s account under the ESOP, and 4,964 shares subject to exercisable options received by Mr. Goodemote under the LTIP.

(14)

Includes 7,742 shares held directly by Mr. Van Leeuwen, 15,282 shares held in Mr. Van Leeuwen’s account under the ESOP, and 17,115 shares subject to exercisable options received by Mr. Van Leeuwen under the LTIP.

(15)

Includes 19,188 shares held directly by Mr. Bilodeau, 2,925 shares held jointly with his wife in Mr. Bilodeau’s SPP account, 27,161 shares held in Mr. Bilodeau’s account under the ESOP, and 27,940 shares subject to exercisable options received by Mr. Bilodeau under the LTIP.

(16)

Includes an aggregate of 177,259 shares subject to exercisable options received by the executive officers under the LTIP.

CORPORATE GOVERNANCE

Board Independence, Audit Committee Independence and Financial Expert

Our Board of Directors currently is comprised of twelve (12) directors. Under the National Association of Securities Dealers Automated Quotations (“NASDAQ”®) stock market listing standards, a majority of the members of the full Board must qualify as “independent” as defined in those standards. The Board of Directors has determined, based on the information available to it, that the following eight (8) directors qualify as independent directors: Directors Carpenter, Carusone, Clarke, Dake, FitzGerald, Kruczlnicki, Little and Reisman.  Each of these independent directors is either up for reelection at the meeting or will continue in office after the meeting.  Thus, the Company’s Board now satisfies and, assuming the nominees are reelected at the meeting, the Board will continue to satisfy the NASDAQ requirement that a majority of the Board be independent.  Director Hoy is not independent due to his position as our Chief Executive Officer.  Director Murphy is not independent due to his prior service as our Chief Financial Officer and his continuing service as a consultant to the Company.  Director Hopper is not independent due to a business transaction in 2008 between one of Dr. Hopper’s controlled companies and the Company (see “Transactions with Directors, Officers and Associated Persons” on page 34). The Board was unable to determine that Director Moynehan was independent due to his familial relationship with Director Murphy, described in Explanatory Note (c) on page 7.

In making independence determinations for individual directors, the Board considers transactions and relationships between the Company and its subsidiaries, on the one hand, and the director and his or her immediate family and controlled businesses, on the other.  The purpose of this review is to determine 1) whether any such transactions or relationships may cause the director not to meet the objective requirements for independence established under the NASDAQ listing standards or the applicable SEC rules or, 2) whether any such transactions or relationships are otherwise sufficiently material such that the Board, in its subjective judgment, is unable to conclude that the director is independent.  The types of transactions and relationships that might cause a director not to qualify as independent under the NASDAQ standards or not to be deemed independent by the Board in the exercise of its subjective judgment are not necessarily the same types of transactions and relationships that are required to be disclosed elsewhere in this proxy statement or in other reports filed by us with the SEC.

In making determinations about the independence of directors, the Governance Committee (“Committee”) and the Board consider not only the objective standards that directors must meet under the NASDAQ standards in order to qualify as independent, but also a variety of subjective factors including particular or unique relationships between the Company and the director or the director’s interests, even if such relationships do not exceed the specific dollar or other thresholds that would disqualify the director from being independent. For example, the Committee and the Board will always consider any business relationship between the Company and a director or director’s interest that is required to be disclosed in the proxy statement under the related party transactions section (see “Transactions with Directors, Officers and Associated Persons” on page 34) in reaching a subjective determination on independence.  Additionally, the Committee and the Board will consider personal relationships between the director or nominee and Company management (such as longstanding social or organizational ties), and charitable contributions made by the Company or its management to the director’s favorite charities.  Thus, in assessing the independence of Director Gary C. Dake and determining that Director Dake was independent, the Committee and the Board considered the business transactions in 2008 between Arrow and Stewart’s Shops Corp., of which Director Dake is President (discussed on page 34), and determined not only that these transactions were below the objective dollar threshold established by NASDAQ for determining when a director ceases to be independent, but also that the transactions otherwise were not material to either Arrow or Stewart’s and did not compromise Mr. Dake’s independence.  In assessing the independence of Director John J. Carusone, Jr., the Committee and the Board considered payments made in 2008 to Mr. Carusone’s law firm for legal services rendered by the firm to or on behalf of Saratoga National Bank and Trust Company and determined not only that those payments were far below the NASDAQ objective limit for independence, but that they otherwise were not material in amount and did not impact the independence of Mr. Carusone.  In assessing the independence of director Herbert O. Carpenter, the Committee and the Board considered payments made in 2008 by Glens Falls National Bank and Trust Company to Northeast Printing and Distribution Co., of which Mr. Carpenter is the Chairman, for printing and advertising services, and determined not only that those payments were far below the NASDAQ objective limit for independence, but that they otherwise were not material in amount and did not affect Mr. Carpenter’s independence.

The Board of Directors has also determined, based on the information available to it, that Directors Clarke and Kruczlnicki each qualify as an "Audit Committee Financial Expert" as defined in the rules of the SEC, and that each of the members of the Audit Committee qualify as independent, both under the listing standards of NASDAQ and under the SEC’s more rigorous independence requirements.

Meetings of the Board of Directors; Director Attendance at Meetings

In 2008, the Board of Directors of Arrow met ten (10) times.  During the year, each of the directors attended at least 75 percent of the total number of meetings of both the Board and all committees of the Board on which the director served.  Although Arrow has not adopted a formal policy regarding directors’ attendance at the annual meeting of shareholders, all directors are encouraged to attend. All of the directors attended last year’s annual meeting of shareholders. When the Board’s Governance Committee evaluates incumbent directors in determining whether to recommend them for re-nomination, it takes into consideration their attendance record at meetings of the Board and Committees of the Board on which they served, as well as at annual shareholders’ meetings.

Board Committees

The Audit Committee, currently consisting of Directors Clarke, Kruczlnicki and Reisman, met six (6) times during the last fiscal year. Director Clarke serves as Chairman of this Committee. The Audit Committee oversees the Company’s accounting, auditing and financial reporting and is responsible for the oversight and control of the relationship between the Company and its independent auditor.  The Audit Committee causes suitable audits and examinations to be made, reviews the adequacy of internal controls and procedures, and makes recommendations and reports to the full Board of Directors.  In accordance with applicable rules, the Audit Committee must specifically approve in advance all services performed by the independent auditor, including audit and audit-related services and non-audit services.  For additional information, see “Report of the Audit Committee” on page 33.  A copy of the current Audit Committee Charter may be found on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

The Compensation Committee, currently consisting of Directors Carusone, Clarke, Dake, Kruczlnicki and Reisman, met five (5) times during the last fiscal year.  Director Carusone is the current Chairman of the Committee, succeeding Director Hopper who had previously served in that position. The Compensation Committee reviews, not less often than annually, all compensation arrangements and benefit plans covering our directors, executive officers and key employees.  The Compensation Committee makes or approves all significant decisions on the compensation of executive officers, including the Chief Executive Officer.  For more information on the Compensation Committee’s involvement with executive compensation, see “Compensation Discussion and Analysis” on page 12. A copy of the current Compensation Committee Charter may be found on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

The Governance Committee, currently consisting of Directors Carpenter, Carusone, Dake, FitzGerald, Kruczlnicki and Little, met four (4) times during the last fiscal year. Director Kruczlnicki serves as Chairman of the Committee. The Committee is specifically charged with overseeing all matters pertaining to the corporate governance of the Company and its subsidiaries, including the composition and duties of the Board of Directors of Arrow and committees of the Board, nominations to the Board and its committees, and corporate structuring issues generally. The Committee makes recommendations to the full Board regarding those individuals the Committee believes are appropriate candidates for nomination as director, either for election at shareholder meetings or for appointment by the Board itself to vacant or newly created Board seats.  The Governance Committee is also charged with reviewing any shareholder recommendations for nominees for director.  For more information on the director nomination process and how a shareholder may participate in that process see “Shareholder Submissions of Candidates” on page 11.  The Governance Committee also periodically reviews and makes recommendations on the Company’s Governance Guidelines. A copy of the current Governance Committee Charter may be found on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

In addition to regular Board and Committee meetings, the independent members of the Board periodically meet in executive session to discuss any matters they choose that are relevant to the Company’s operation and condition, with no current or former members of management in attendance.  Executive sessions are chaired by a designated presiding director.  Currently, the presiding director is the Chair of the Governance Committee, Director Kruczlnicki.  Executive sessions, when held, normally convene immediately following regular meetings of the Board of Directors.  At virtually all regular Board meetings, even at those where a subsequent executive session is not planned, the presiding director will poll independent directors in attendance on their desire to meet in executive session, and an ad hoc session will be held if there is a consensus to do so.

Communications with the Board of Directors

Shareholders may communicate to our Board of Directors any concerns they have as Arrow shareholders by submitting typed or handwritten communications to the following address: Board of Directors – Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  The Corporate Secretary's Office will review all communications and will timely advise the Board of any communication that the Corporate Secretary determines to be of a serious nature.  Periodically, the Corporate Secretary will summarize all shareholder communications received, including those deemed less serious, and will make all such communications available for the directors' review.  In order to efficiently process all shareholder communications, the Corporate Secretary, with the Board's approval, may seek the assistance of appropriate Company employees or outside counsel or advisors in reviewing and evaluating particular communications.  In all cases, the complete text of shareholder communications will be made available for review by the directors in an appropriate and timely manner.

In addition, shareholders may contact any individual director or directors or any particular committee of the Board by submitting typed or handwritten communications to the attention of the particular director or the particular committee at the following address: Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  Shareholder communications to a particular director or committee will be forwarded directly to the appropriate director or committee by the Corporate Secretary.

Director Nomination Process

The Governance Committee, in accordance with the policies and principles in its charter, is responsible for identifying and recommending to the full Board suitable nominees for directorship, including re-nomination of incumbent directors.  In making its recommendations, the Committee will consider nominee proposals received by it from shareholders under the procedures outlined below. See “Shareholder Submissions of Candidates” on page 11.  In reaching a decision on individual candidates, the Committee evaluates whether the individual's knowledge, experience, skill and expertise may enhance the Board's oversight and direction of the business of the Company.  In addition, the Committee considers other factors including an individual's personal character, integrity, financial acumen and prior experience as a director. The Committee seeks a diversity of backgrounds, occupations, viewpoints and gender, as well as a balance among age groups from those who are in mid-career to those nearing or recently entered into retirement.  Generally, the Committee will not recommend a new candidate for nomination unless the individual has demonstrated notable leadership and accomplishment in business, the professions, higher education, politics or cultural endeavors.  The Committee believes directors should be drawn from the communities served by the Company.  In the case of incumbent directors, the Committee also considers the incumbent’s past performance as a director of Arrow and/or its subsidiaries.  Generally, the Committee will not recommend for nomination individuals who are concurrently serving as a director of more than two other public companies.

In addition to reviewing suggestions received from shareholders regarding nominee candidates, the Committee will conduct its own search protocols to identify new candidates for director and will seek suggestions periodically from management.  The Committee applies the same screening process to all suggested candidates, regardless of the source.  The Committee may defer consideration of a candidate until a later time period, depending upon the current and anticipated future constitution of the Board.

The Board of Directors will give substantial weight to the recommendations of the Governance Committee in selecting nominees for election as directors of Arrow and in its appointment of interim directors.  Under normal circumstances, the Board will not select nominees, including incumbent directors, who have not been recommended by a majority of the members of the Governance Committee.

Shareholder Submissions of Candidates.  The Governance Committee has adopted a policy governing submissions by shareholders of candidates for the Committee to consider in making its recommendations to the full Board on nominees for director.  The policy also governs the Committee's consideration of such candidates.  All candidate submissions must be in writing and addressed to the following address: Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  A copy of the policy governing shareholder submissions may be obtained from the Corporate Secretary at the same address.

Shareholder submissions must contain certain information about the candidate, including a brief biography and business background.  The required information for submissions, including required holdings of Arrow shares by the submitting shareholder, is described in detail in the policy.  If a shareholder submitting a candidate owns Arrow shares beneficially but not of record, the submission must include suitable evidence of such beneficial ownership.  The Committee may utilize appropriate Company employees and outside advisors to assist it in screening and analyzing shareholder submissions.  All candidates properly submitted will be considered by the Committee, although in cases where the candidate is deemed not suitable, the consideration may be perfunctory and, even in cases where serious consideration is deemed warranted, that consideration may be deferred until a later date, if the Committee believes that is the appropriate course.

Shareholders may prefer to act directly to nominate their own candidates for director at annual or special meetings of shareholders, as opposed to submitting their candidates to the Governance Committee for possible nomination by the Board in the manner described in the preceding paragraphs.  Any such direct nominations by shareholders are subject to the procedures set forth in our Bylaws and the rules of the SEC, including minimum advance notice to the Board.  For more information, see “Proposals by Shareholders” on page 3.

Director and Officer Liability Insurance

Arrow has for many years maintained directors’ and officers’ liability insurance coverage.  Our current insurance coverage was purchased from Vigilant Insurance Company on November 15, 2008 at an annual premium of $57,150. The coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the directors and officers of Arrow and its subsidiaries against liabilities and losses incurred as a result of wrongful acts committed in the performance of their duties.  In the preceding ten years, no payments have been made pursuant to this coverage to, or on behalf of, any directors or officers of Arrow, nor have any claims for reimbursement been made under the policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Arrow’s executive officers and directors, as well as any 10% shareholders of Arrow, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the SEC from time-to-time regarding their ownership of our stock, including changes in their stock ownership.  Copies of these reports are also filed with us.  Based solely on our review of these reports, together with written statements received from certain officers and directors regarding their not being required to file any such reports, all but two of our executive officers and directors complied on a timely basis with all Section 16(a) reporting requirements in 2008. Director Clarke and Director FitzGerald each had one late filing during 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Amidst the global financial and credit crisis, economic recession and consumer uncertainty, Arrow has continued to post strong earnings.  By most financial measures, Arrow has exceeded its own performance expectations, as well as those of its industry and peers.  We have done this by maintaining our focus on fundamentals and underwriting.

As a regional banking company operating in northeastern New York State, we compete in a mature banking market characterized by intense competition and high consumer expectations regarding pricing and delivery of financial products.  We believe a key element of our success is the ability of our senior management to formulate and execute strategic plans that enable us to achieve long-term profitability and growth within acceptable parameters of risk.  Our executive compensation program is designed to attract, motivate and retain senior management who can lead our Company to achieve those objectives.

Although Arrow filed and received approval for the sale of $20 million of preferred stock and related common stock warrants to the U.S. Treasury Department under the Capital Purchase Program for healthy banks, we elected not to participate in the program.  While we are not subject to the specific executive compensation restrictions mandated under these programs, we carefully monitor our compensation levels to ensure they reflect our appropriate balance of pay-for-performance within acceptable risk parameters.

Oversight of Executive Compensation Program

The Compensation Committee of our Board of Directors (“Committee”) oversees and makes all decisions on executive compensation, with input from the full Board of Directors on key policy issues. Five (5) members of the Board of Directors sit on the Committee, each of whom is independent under the NASDAQ listing requirements.  Our Committee has a significant degree of tenure and stability in membership which we believe enhances its ability to make informed, well-founded decisions that ensure a long-term view of pay and performance. The Committee met five (5) times in 2008.  The Chair of the Committee reports on Committee actions at meetings of the Company’s Board of Directors.

The Committee is responsible for reviewing and approving, at least annually, all aspects of the compensation of our CEO and other executive officers. The Committee makes recommendations on the structure of our executive compensation program to facilitate our corporate goals and objectives.  Elements of executive compensation reviewed by the Committee include base salary, bonus/incentive, long-term incentive compensation (i.e. stock-based awards), retirement plans (qualified and non-qualified), deferred compensation plans (qualified and non-qualified), severance arrangements, executive perquisites, employment or other agreements, and other benefits. The Committee meets with the CEO to discuss his performance and compensation, but ultimately decisions regarding his package are made solely based on the Committee’s deliberations.  The Committee considers recommendations from the CEO, as well as input of advisors as requested, in making decisions regarding other executives.

Details on the Committee’s functions are more fully described in its charter which has been approved by the Board of Directors and is available on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

Role of Compensation Consultants and Advisors

The Committee is authorized to seek the assistance and counsel of independent advisors, including compensation consultants, at the Company’s expense, as necessary for the Committee to carry out its duties.  The Committee hires and directs the advisors and they report directly to the Committee.  The Committee periodically requests that consultants and advisors provide education, data, analysis and information on best practices and trends in the banking industry relative to executive compensation.

Role of Management

The Committee also relies on the Company’s internal resources to provide information, input and recommendations related to executive compensation.  Each year, the CEO provides the Committee with an assessment of the performance of the Company as it relates to his own personal performance goals as well as an assessment of the performance of Company senior executives.  Management also provides information and data to the Committee and outside advisors as requested.

The Committee periodically requests that one or more members of executive or senior management be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated.  Executives provide insight, suggestions and recommendations regarding executive compensation.  However, only independent Committee members are allowed to vote on decisions regarding executive compensation.  The Committee meets in executive session without management at each Committee meeting during which discussion and decisions about compensation for the CEO take place.

Compensation Philosophy

The general purpose and goal of our executive compensation program is to attract and retain key executives and to motivate them to help the Company maintain and improve long-term profitability within acceptable risk parameters.  Year-to-year determinations regarding executive compensation are based on corporate and individual performance, taking into account compensation paid to executives at peer group banks.

Our total compensation program consists of base salary, annual incentives, long-term incentives (stock-based awards such as options) and benefits. We believe that these components work together in a holistic manner to create a total compensation program that aligns pay and performance.  Our cash compensation (base salary and annual incentive compensation) provides executives with recognition of their contributions and rewards for near-term financial results.  Our long-term incentive, in the form of stock options, ties our executives to sustained stock price growth and aligns their interests with those of our shareholders.  Together these components encourage management to maintain a balance between near-term and long-term objectives, designed for the ultimate benefit of all shareholders.  In addition, executives are eligible for the comprehensive benefits package we offer all our employees who work a minimum of 1,000 hours per calendar year that includes medical, dental, life and long-term disability insurance and retirement plans.  Additional executive benefits include employment agreements, supplemental executive life insurance, and a company automobile as the only executive perquisite.  The objective of our benefit program is to provide appropriate security and benefits for our executives.

The Committee periodically reviews the mix of security versus performance, fixed versus variable, cash versus equity-based compensation, and benefits provided under our executive compensation program to ensure that the mix is appropriate in light of market trends and the Company’s primary business objectives.  In general, our policy is to consider the Company’s performance compared to peer and industry performance as well as market compensation levels in making our short and long-term pay decisions.  The primary goal is to ensure our compensation effectively reflects our performance.

Components of Compensation

Base Salary.  An executive’s base salary is intended to reflect the executive’s role and contributions.  Base salaries are reviewed and approved annually by the Committee.  Several factors are considered in reviewing salaries:  executive’s role, individual performance and contribution to Arrow’s success, market salaries for similar roles, industry merit budgets, and overall Company financial performance.

Annual Bonus (Incentive) Compensation.  The Committee believes that bonus awards should be tied to annual performance of both the Company and the individual executive. The Committee determines eligibility for and sets annual goals under the Company’s Short-Term Incentive Plan (“STIP”) that are challenging and result in payouts only when our financial performance results in a successful year for the Company and its shareholders.  Target incentives are defined as a percentage of each executive’s base salary.  For 2008, incentive targets were 50% for Mr. Hoy and 20% for other senior executives.  Assuming threshold performance is achieved (i.e. 90% of target goal), actual awards can range from 50% of target award at threshold performance to a maximum of 150% of target award if 110% or more of the target goal is attained.

Although the Committee sets specific financial goals for the STIP, the final decision for the awards is discretionary and reflects the Committee’s overall assessment of Company performance, industry performance and any other considerations it feels are important to maintaining a proper pay-for-performance relationship.  In addition, the Committee may review and revise pre-established performance targets during the year, if special circumstances arise such as major corporate transactions, unforeseen significant changes in the economy or industry-wide developments of an unexpected nature.  However, regardless of the reasons underlying our actual financial performance and attainment of the pre-established financial goals, the Committee, in its sole discretion, will determine on a case-by-case basis whether an individual executive will receive a bonus for the year and, if so, the amount of the bonus.  No executive has a contractual right to a payment under the STIP. Occasionally in prior years, if we have met our annual threshold performance goals, the Committee has opted not to pay bonuses due to other considerations.  Although our STIP is a discretionary program, we administer awards in a manner that encourages high performance.

Long-Term Incentive Compensation.  The long-term incentive component of compensation is addressed through the Company’s stock program, which provides for grants of equity, the ultimate value of which is directly contingent upon the market price of Arrow’s common stock over time.   Historically, long-term incentive compensation awards have taken the form of stock options, although the Plan allows for multiple equity forms, such as restricted stock. The Company’s 2008 Long-Term Incentive Plan (“2008 Plan”) was approved by our shareholders at the 2008 shareholders’ annual meeting and replaces the expired 1998 Long-Term Incentive Plan.  We use our equity compensation as a means to meet our goal of directly aligning the interests of our executive officers with those of our shareholders.

During 2008, the Committee did not grant any equity awards.  In the past, equity grants have been made in the November/December timeframe.  To better support our pay-for-performance objective, the Committee decided it was more prudent to grant equity awards during January of the following year to provide a more thorough view of year-end performance results.  Going forward, consideration for equity awards will be made in January with respect to the prior year’s performance.

The options granted by the Committee under our 2008 Plan normally vest 25% per year, over a four-year period, incentivizing executives to remain with the Company to benefit from their awards.  Grants of options, if any, are approved at a Committee meeting that is scheduled in advance.  We strive to avoid both the possibility and the appearance that any of our grants of options are being timed to take advantage of temporary downward fluctuations in the market price of our stock to the ultimate advantage of the grant recipients. As specified in our 2008 Plan, the exercise price for option awards is determined based on the market closing price of Arrow shares on the date of grant.  The 2008 Plan does not allow us to “backdate” option grants, nor does our plan allow for “re-pricing” or “re-loading” option grants.

Executive Benefits and Perquisites.  The overall compensation package provided by Arrow to its executive group includes participation in the standard benefit programs available to all full-time employees (i.e. retirement and health plans) as well as certain benefits only available to selected senior officers.  These additional benefits include the nonqualified supplemental retirement plan, senior officers’ salary deferral plan, and certain perquisites (or “perks”).   All forms of executive benefits and perquisites are reviewed and approved by the Committee.

Overall, we believe that these compensation elements should be structured with the goal of providing executives with a comprehensive and competitive compensation package.  In determining these additional elements of compensation, the Committee also takes into consideration market and best practices.  The supplemental elements of executive compensation are discussed briefly below.

Retirement and Select Retirement Plans.  In addition to our qualified retirement plan for all full-time employees, the Company provides a nonqualified Select Executive Retirement Plan (“SERP”) for certain executives and other senior officers.  Under the SERP, participating executives and officers may be eligible to receive supplemental retirement benefits.  There are two features of the SERP: 1) a “makeup” benefit that is designed to provide participants with a level of benefit that they would have received under the qualified plan if there were no limitations on eligible compensation contained in the Internal Revenue Code, and 2) additional benefits that are granted by the Committee on a discretionary basis and are designed to provide retirement benefits that appropriately reflect the executive’s service and contribution to the Company.  Of our current senior executives, Mr. Hoy participates in the “makeup” benefit and additional SERP benefit and Mr. Bilodeau participates in the “makeup” benefit only.

In June 2008 the Committee approved an amendment to the qualified retirement plan which provided for a minimum benefit payable to Mr. Van Leeuwen at his normal retirement date.

The Company’s retirement plan and SERP are further discussed in the section of the proxy statement entitled “Pension Plans” on page 23.

Deferred Compensation Plan.  The Company maintains a nonqualified deferred compensation plan for senior officers, under which they may elect to defer some or all of their salary and bonus until retirement.  The deferred amounts accumulate interest at a rate equal to the highest rate currently being paid on individual retirement accounts by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company.  The Committee oversees the structure and operation of this plan and is responsible for determining which senior officers will be permitted to participate.  All of the current senior executives are eligible to participate, although CEO Thomas Hoy was the only active participant during 2008.  This deferral plan is further discussed in the section of the proxy statement entitled “Nonqualified Deferred Compensation Table” on page 25.

Executive Perquisites.  We have a conservative policy with regards to providing executives with benefits that are not available to the general employee population. Our only perquisite provided to executives at this time is the personal use of a company automobile which is currently provided to Mr. Hoy and Mr. Goodemote.  The aggregate value of this perquisite is less than $10,000 for each of our executives who are provided a company automobile.

Employment and Other Agreements with Executives

Historically, the Company has entered into a detailed employment agreement with the most senior executives (e.g. the CEO) or a limited change-in-control agreement with the other executive officers as described below. Typically, the employment agreement entered into with our Chief Executive Officer contains standard terms relating to salary, position, duties, and benefits, as well as continuing payments in cash following a change-in-control of the Company or a termination without cause or for good reason, accompanied by termination of employment.  CEO Thomas L. Hoy currently serves under such an employment agreement, which is described in more detail in this proxy statement under the heading “Agreements with Executive Officers” on page 26.  The CEO’s employment agreement reflects a three-year term.  Mr. Hoy’s agreement is reviewed annually by the Committee and, if approved, renewed by the Committee annually for another three years.  The employment agreement does not provide the executive any right to receive a payment under the short-term incentive plan, to receive any amounts of stock awards under the long-term incentive plan, or to receive any additional retirement benefits under our retirement plan or SERP.  The Committee reviews and approves all key terms of Mr. Hoy’s agreement, including salary, before renewing it each year.  The Committee and Board will continue to review the appropriateness of employment agreements on a case-by-case basis.

The Company, from time-to-time, has also granted limited change-in-control protection to certain executives. The agreements typically provide that, in the event of a change-in-control and a subsequent termination of employment of the executive, the executive will receive continuing payments equal to some multiple of his or her base salary in the year of the change-in-control (one or two times base salary).  This special change-in-control agreement is currently held by only one senior executive, Mr. Goodemote, and is further described in this proxy statement under the heading “Agreements with Executive Officers” on page 26.

The Company has in the past also entered into agreements with particular former executives providing special compensatory arrangements to serve purposes that will benefit the Company.  For instance, the Company has periodically entered into consulting arrangements with retiring executives to ensure the smooth transition of an operating function from the retiree to his or her successor or to ensure continuing access by the Company to the special expertise of the retiring executive.  Mr. Murphy, formerly the Company’s CFO, and Mr. Van Leeuwen, formerly the Company’s Chief Credit Officer, are Company retirees currently serving under such post-retirement arrangements.  Under his arrangement, Mr. Murphy renders advice on financial and general corporate matters, as requested by senior management and, under his arrangement, Mr. Van Leeuwen renders advice on loan and credit administration matters, as requested by senior management. These arrangements are further described in this proxy statement under the heading, “Director Murphy Consulting Agreement” on page 32 and “Van Leeuwen Consulting Agreement” on page 26.

Considerations in Making Executive Compensation Decisions

Benchmarking.  Understanding the industry landscape is one element the Committee considers in setting program targets and making compensation decisions.  The Committee relies on a variety of data sources and information related to market practice for banks similar to Arrow.

The Committee engages independent compensation consultants on a periodic basis to conduct comprehensive competitive reviews.  The last comprehensive review conducted by an outside firm was in 2006 by Clark Consulting.  Although the study was formally completed in 2006, the analysis provided a foundation for decisions in 2006, 2007 and 2008.

In addition to the 2006 consultant report, and to provide updated reference information, at year-end 2008 the Committee also reviewed data from SNL Financial’s 2008 Executive Compensation Review, which provides data for CEO three-year average total compensation and performance relative to a peer group selected by SNL that reflects banks of similar size and region to Arrow Financial Corporation.  Given the limitations of that data, the Committee requested that management provide supplemental data for a peer group of similar banks.  As a result, an additional analysis of a group of New York-based Bank Holding Companies of similar asset size as Arrow was conducted.   Data from all three sources (consultant report, SNL Financial and New York Bank Holding Company Peer Group) was reviewed and considered together to provide the Committee with multiple data sources.

Below is a summary of the companies included in 2008 data from SNL’s Custom Peer Group that provides data for the CEO position and the New York Bank Holding Company Peer Group that includes data for all proxy executives.  Although they vary in participation, both peer groups include banks of similar asset range and region (New York and/or surrounding states) to Arrow:

2008 SNL Peer Group	2008 New York Bank Holding Company Peer Group
Alliance Financial Corporation	Alliance Financial Corporation
Bancorp Inc.	Canandaigua National Bank
Berkshire Bancorp	Community Bank System, Inc.
Bryn Mawr Bancorp	Financial Institutions, Inc.
Canandaigua National	First Niagara Financial Group
Center Bancorp	Hudson Valley Holding Corp.
Citizens & Northern	NBT Bancorp
First Mariner Bancorp	State Bancorp, Inc.
First of Long Island	Suffolk Bancorp, Inc.
First National Community Bancorp	Tompkins Trust Co., Inc.
First United Corp.	TrustCo Bank Corporation
Financial Institutions Inc.
Greater Community Bancorp
Hudson Valley Holding Corp.
Intervest Bancshares
PA BancCommerce Bancorp
Peapack Gladstone
2008 SNL Peer Group – continued

Republic First Bancorp
Royal Bancshares of PA
Shore Bancshares Inc.
Smithtown Bancorp Inc.
State Bancorp Inc.
Sterling Bankcorp
Suffolk Bancorp
Tompkins Financial Corporation
Univest Corporation
VIST Financial Corporation
Wilber Corporation

In making executive compensation decisions, the Committee utilized data from these multiple sources as appropriate.

During 2008, the Committee engaged Pearl Meyer and Partners, an independent compensation consulting firm, to conduct an independent and objective review of the Company’s executive compensation program in 2009.  The results of such review are not yet available.

Performance Considerations.  Given the Company’s focus on “stretch” performance and high standards, the Committee and Board also review Arrow’s performance relative to other bank holding companies in the form of the Federal Reserve Bank’s “Bank Holding Company Performance Report” that contains peer group data consisting of all U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets. Shown below is a summary of data from the December 31, 2008 Federal Reserve Bank’s “Bank Holding Company Performance Report” comparing Arrow’s performance to the average for 286 peer bank holding companies for several key performance statistics.  Overall, in 2008, Arrow continued to be among the top performers in this broad peer group.

	12/31/2008	12/31/2008
	Arrow	Peer
Profitability Ratios:
Return on Average Assets (Higher is Better)	1.24%	0.31%

Return on Average Equity (Higher is Better)	16.26%	3.18%

Asset Quality:
Net Loans Charged-off as a Percentage of Average Loans (Lower is Better)	0.07%	0.65%
Nonperforming Loans as a Percentage of Period-end Loans (Lower is Better)	0.35%	2.36%

Efficiency:
Efficiency Ratio (Lower is Better)	55.12%	68.95%

Committee Decisions on Executive Officer Compensation

Base Salary.  Base salaries were reviewed by the Committee during its December 2007 and January 2008 meetings.  For CEO Thomas Hoy, the Committee considered the forecast for financial results for 2008, Mr. Hoy’s continued strong leadership and professional standing in the field of banking and financial services, his commitment to the community, and his current market pay position relative to market comparisons.  Based on this review, the Committee agreed to increase his salary 5% from $370,000 to $388,500 effective January 1, 2008.  The Committee also reviewed Mr. Hoy’s employment contract and agreed to renew it for three years.

For the Company’s other top senior officers, a base salary increase of 16% (from $125,000 to $145,000) was approved for Mr. Goodemote to reflect additional responsibilities as CFO resulting from John Murphy’s retirement in 2006. Mr. Van Leeuwen received a 6% increase (from $151,000 to $160,000).  Base salary increases were effective January 1, 2008.  The Committee also approved renewal of Mr. Goodemote’s and Mr. Van Leeuwen’s change-in-control agreements.  Mr. Van Leeuwen’s change-in-control agreement terminated upon his retirement in June 2008.

Base salaries were reviewed by the Committee during its December 2008 and January 2009 meetings. Based on its review the Committee approved keeping Mr. Hoy’s base salary at the same level for 2009 and renewed his three-year employment agreement. Mr. Goodemote received a base salary increase of 13.8% to reflect his prior year’s performance and to adjust his base salary closer to the median base salary for peer bank CFOs and his change-in-control agreement was renewed.  Mr. Bilodeau did not receive a base salary increase in consideration of his part-time status.

Annual Bonus/Incentive.  In determining incentive awards for 2008, the Committee carefully considered the financial performance of the Company during that year, strategic results such as product and market expansion as well as individual performance factors such as leadership and commitment to the community.

At its meeting on January 16, 2009, the Committee reviewed and discussed the Company’s actual quarter and year-end 2008 financial results that included: an increase in diluted earnings per share of 19.3%; return on average equity of 16.26%; an increase in total assets of 5.1% ($1.665 billion); deposit balance growth of 5.9% (a record high $1.275 billion); and loans outstanding growth of 6.8% (a record high $1.110 billion).  Asset and credit quality continued to be very strong, with nonperforming loans at only .35% of year-end loans; nonperforming assets at 0.30% of year-end assets; and net loan losses as a percentage of average loans outstanding were a low 0.07%.  Our average earning assets increased 5.5% from the prior year; net interest margin was up 53 basis points compared to 2007; and Return on Average Equity was 16.26%, as compared to 14.68% for 2007.

In addition to an overall review of performance, the results of our specific STIP goals were also reviewed.  Our STIP had a target of $18.5 million in Net Operating Earnings (as calculated by the Company).  In order to meet the minimum threshold, 90% of the target must be attained.  In addition, Mr. Hoy recommended and the Committee approved a higher stretch goal of $19.0 million, plus additional goals in several categories for his incentive award. Below is a summary of our 2008 targets and actual performance, along with peer data from the Federal Reserve Bank’s “Bank Holding Company Performance Report”.

Incentive Targets	2008 Goal	2008 Actual	9/30/08 Peer (U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets)	Weight (Mr. Hoy’s Goals)
Net Operating Earnings	$18.5m for other executives; $19.0m for Mr. Hoy	$19.95m	N/A	60%
Additional Incentive Targets for Mr. Hoy
ROE	16.0%	16.26%	5.69%	10%
Efficiency Ratio	<56.0%	55.12%	67.01%	10%
Non-Performing Loans	<0.5%	0.35%	1.88%	10%
Net Charge–Offs	<0.1%	0.07%	0.47%	10%

The results show that the Net Operating Earnings Goal under the STIP was exceeded and, in Mr. Hoy’s case, the stretch target goal was also exceeded.  In addition, Mr. Hoy, Mr. Goodemote and most other senior officers met or exceeded their individual goals for the year.  As a result, the Committee approved cash bonus awards to the executives and other senior officers of the Company under the STIP.  Mr. Hoy, at his request, received only a target award of $194,250 (50% of base salary) even though the actual financial performance of the Company in 2008 called for a higher incentive payment of $242,813.  Chief Financial Officer Terry Goodemote received an award of $40,077 (27.6% of base salary).  No payments were approved for Chief Credit Officer John Van Leeuwen who retired on June 30, 2008 and Senior Vice President Gerard Bilodeau who has been working part-time, neither of whom was eligible to participate in the STIP in 2008.

Special Bonus:   As the Company disclosed in last year’s proxy, the Committee determined not to make any incentive awards to executives or other senior officers for 2007 under the Company’s STIP.  An important factor in that determination was the unanticipated one-time non-cash pre-tax charge of $600,000 recorded by the Company in the fourth quarter of 2007 related to the Company’s obligation to indemnify Visa for its proportionate share of certain litigation settlements incurred by Visa USA and our estimate of the fair value of potential losses related to the remaining litigation. Following completion of its Initial Public Offering (“IPO”) in March 2008, Visa redeemed a portion of the shares of its Class B common stock held by its member banks, and the cash proceeds received by the Company on March 28, 2008, which represented its proportional share of such partial redemption, exceeded the amount of the Company’s 2007 fourth quarter pre-tax charge. As a result, the Committee, at a meeting held on Wednesday, March 26, 2008, approved special cash payments to the executives and other senior officers of the Company in the aggregate amount of $257,000, contingent upon the Company’s receipt from Visa of certain cash proceeds related to the IPO which, were received on March 28, 2008.  The Committee’s decision to authorize the payments reflected the Company’s continuing success in meeting its short and long-term financial goals.  The dollar amounts of the special cash payments authorized for the Company’s executive officers, specifically, Chief Executive Officer Thomas Hoy, Chief Credit Officer John Van Leeuwen, Chief Financial Officer Terry Goodemote and Senior Vice President Gerard Bilodeau, were $50,000, $25,000, $13,000 and $5,000, respectively.

2008-2009 Equity Awards.  As stated earlier, the Committee decided not to make stock option awards in its usual November/December timeframe but, decided to move the awards out a few months, into the new calendar year, in order to have final financial results for the preceding fiscal year available to it.  The Committee believes changing the timing to after the end of the fiscal year-end will allow for greater alignment between pay and performance.

As a result, there were no equity awards granted in 2008.  However, at its meeting on January 16, 2009, the Committee approved stock option awards for the CEO, CFO and other officers related to 2008 performance. The awards were allocated in accordance with our share guidelines which provide a recommended number of stock options according to the executive’s role.  Mr. Hoy and Mr. Goodemote received stock option grants of 12,500 and 3,500 shares, respectively, at an exercise price of $22.59, the closing price of our common stock on the date of grant.  Mr. Van Leeuwen did not receive an equity award due to his June 30, 2008 retirement.  Mr. Bilodeau did not receive an equity award due to his part-time status.

EXECUTIVE COMPENSATION

The following table sets forth information concerning total compensation and compensatory awards received in 2008 by the Chief Executive Officer and the other named executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards	Option Awards (c)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total
Thomas L. Hoy Chairman, President & Chief Executive Officer	2008	$388,500	$194,250 (1) $50,000 (2)	_	$18,467	_	$306,652	$23,933	$981,802
	2007	$370,000	_	_	$8,235	_	$473,433	$17,413	$869,081
	2006	$370,000	_	_	$610	_	$76,771	$20,227	$467,608
Terry R. Goodemote, CPA Senior Vice President, Treasurer & Chief Financial Officer	2008	$145,000	$40,077 (1) $13,000 (2)	_	$8,061	_	$12,680	$5,362	$224,180
	2007	$125,000	_	_	$4,714	_	$10,650	$1,383	$141,747
	2006	$98,000	_	_	$366	_	$3,511	$4,153	$106,030
John C. Van Leeuwen former Senior Vice President & Chief Credit Officer (retired June 30, 2008)	2008	$81,230	$25,000 (2)	_	$5,280	_	$0 (d)	$14,788	$126,298
	2007	$151,000	_	_	$5,128	_	$54,357	$3,624	$214,109
	2006	$146,000	_	_	$427	_	$67,528	$8,350	$222,305
Gerard R. Bilodeau Senior Vice President & Corporate Secretary	2008	$80,000	$5,000 (2)	_	$2,262	_	$32,540	$8,522	$128,324
	2007	$80,000	_	_	$2,198	_	$131,057	$4,296	$217,551
	2006	$103,991	_	_	$183	_	$27,469	$5,473	$137,116

Notes to Summary Compensation Table (alphabetical note references are to columns):

(a)

Represents base salary earned by the named executive officer in such fiscal year, including salary amounts deferred at the election of such named executive officer. Mr. Bilodeau has been on a part-time schedule since July 1, 2006. Mr. Van Leeuwen retired on June 30, 2008.

(b)

Amounts marked (1) with respect to Messrs. Hoy and Goodemote, reflect annual incentive payments for 2008 service made in January 2009 under the Company’s Short-Term Incentive Plan (“STIP”) and amounts marked (2) reflect a special discretionary payment to each of the named executive officers made on April 17, 2008 as a reflection of the Company’s continuing success in meeting its short and long-term financial goals and the benefits accruing to the Company as a result of the first quarter 2008 earnings and financial condition, including the March 2008 initial public offering by Visa Inc. of its Class A common stock, which offering had a positive impact in the first quarter of 2008 on the earnings and financial condition of Visa’s member banks, including the Company’s subsidiary Glens Falls National Bank and Trust Company.

Notes to Summary Compensation Table – continued (alphabetical note references are to columns):

(c)

Represents the dollar amount of option awards to the named executive officer under the Company’s Long-Term Incentive Plan (“LTIP”) recognized for financial statement reporting purposes for such fiscal year in accordance with SFAS No. 123(R).  Assumptions made in the valuation are included in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K. Options for 2008 performance were granted to Messrs. Hoy and Goodemote for 12,500 and 3,500 shares of our common stock, respectively, on January 21, 2009 under the Company’s LTIP. All of the options were granted at an exercise price equal to $22.59, the closing price of our common stock on the date of the grant. These options vest in four equal annual installments on the first four anniversaries of the date of the grant. Because the date of the grant was in 2009, these awards resulted in no amount being recognized by the Company for financial reporting purposes for the fiscal year ended December 31, 2008.

(d)

Represents the actuarial increase during 2008 in the present value of the executive officer’s retirement benefits under qualified pension plans and nonqualified deferred compensation plans established by the Company, determined using interest rate, mortality rate and other assumptions consistent with those used in the Company’s financial statements. There were no above-market or preferential earnings on nonqualified deferred compensation amounts for the named executive officer. The increase in present value of retirement benefits reported for each of the named executives includes: for Mr. Hoy, $154,868 under the Company’s Employees’ Pension Plan (“Pension Plan”) and $151,784 under the Company’s Select Executive Retirement Plan (“SERP”); for Mr. Goodemote, $12,680 under the Pension Plan; for Mr. Van Leeuwen, a decrease of $569,912 under the Pension Plan due to his retirement and receipt of a lump sum distribution from the Pension Plan; and for Mr. Bilodeau, $30,721 under the Pension Plan and $1,819 under the SERP.

(e)

None of the executive officers received perquisites and other personal benefits that equaled or exceeded $10,000.  All Other Compensation includes the following components for 2008:

Name	Company Contribution to Employee Stock Ownership Plan (ESOP)	Life insurance premiums paid by the Company for the benefit of the Named Executive Officer	The dollar value of the discount in the share price for Arrow common stock purchased under the Stock Purchase Plan	Payments received by the Named Executive Officer under the Company’s Profit Sharing Plan	Other Compensation
Thomas L. Hoy	$6,907	$16,963	$63	$0	$0
Terry R. Goodemote, CPA	$4,745	$554	$63	$0	$0
John C. Van Leeuwen	$3,190	$2,814	$0	$0	$8,784(a)
Gerard R. Bilodeau	$2,553	$1,322	$32	$4,615	$0

(a)

Comprised of retirement awards received upon Mr. Van Leeuwen’s retirement including the transfer of ownership to Mr. Van Leeuwen of a Company automobile used by him during his employment with a fair market value of $8,074 on the date of transfer.  Amount stated does not include $6,000 as consulting fees paid to Mr. Van Leeuwen in 2008 after his retirement on June 30, 2008 under a Consulting Agreement with the Company described more fully under the section titled “Van Leeuwen Consulting Agreement” beginning on page 26 of this proxy statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table shows all outstanding stock-based awards held by each named executive officer as of December 31, 2008.  All such awards held by the Company’s officers consisted of stock options to acquire the Company’s common stock granted under the Company’s 1998 Long-Term Incentive Plan or its predecessor, the 1993 Long-Term Incentive Plan. Options that were granted in January 2009 under the Company’s 2008 Long-Term Incentive Plan, a plan approved by our shareholders at the 2008 annual meeting, are not included in this table.

Name	Number of Securities Underlying Unexercised Options Exercisable (a)	Number of Securities Underlying Unexercised Options Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Thomas L. Hoy	12,410	-	-	$12.92	12/15/2009	-	-	-	-
	7,865	-	-	$11.99	12/20/2010	-	-	-	-
	14,773	-	-	$19.21	12/18/2011	-	-	-	-
	14,070	-	-	$24.11	12/18/2012	-	-	-	-
	11,255	-	-	$24.73	12/17/2013	-	-	-	-
	10,927	-	-	$29.30	12/15/2014	-	-	-	-
	2,575	2,575	-	$24.15	11/29/2016	-	-	-	-
	2,500	7,500	-	$21.70	11/28/2017	-	-	-	-
Terry R. Goodemote, CPA	311	-	-	$11.99	12/20/2010	-	-	-	-
	296	-	-	$19.21	12/18/2011	-	-	-	-
	282	-	-	$24.11	12/18/2012	-	-	-	-
	562	-	-	$24.73	12/17/2013	-	-	-	-
	1,093	-	-	$29.30	12/15/2014	-	-	-	-
	1,545	1,545	-	$24.15	11/29/2016	-	-	-	-
	875	2,625	-	$21.70	11/28/2017	-	-	-	-
John C. Van Leeuwen	3,655	-	-	$11.99	12/20/2010	-	-	-	-
	3,171	-	-	$19.21	12/18/2011	-	-	-	-
	723	-	-	$24.11	12/18/2012	-	-	-	-
	3,940	-	-	$24.73	12/17/2013	-	-	-	-
	3,824	-	-	$29.30	12/15/2014	-	-	-	-
	1,802	1,803	-	$24.15	11/29/2016	-	-	-	-
Gerard R. Bilodeau	4,655	-	-	$12.92	12/15/2009	-	-	-	-
	4,655	-	-	$11.99	12/20/2010	-	-	-	-
	5,171	-	-	$19.21	12/18/2011	-	-	-	-
	4,923	-	-	$24.11	12/18/2012	-	-	-	-
	3,940	-	-	$24.73	12/17/2013	-	-	-	-
	3,824	-	-	$29.30	12/15/2014	-	-	-	-
	772	773	-	$24.15	11/29/2016	-	-	-	-

Notes to Outstanding Equity Awards at Fiscal Year-End Table (alphabetical note references are to columns):

(a)

Includes exercisable options, if any, that were "out-of-the-money" at year-end, i.e., options having an exercise price per share that exceeded the market price of Arrow’s common stock on such date, as well as “in-the-money” options.

(b)

Includes unexercisable options, if any, that were “out-of-the-money” at year-end, as well as “in-the-money” unexercisable options.  On December 21, 2005, all outstanding unvested stock options were accelerated in order to eliminate the noncash compensation that would otherwise have been recognized in 2006 - 2008 as a result of the required adoption by the Company of SFAS No. 123(R).  All stock options granted after December 21, 2005 (i.e., all listed options that expire in 2016 and 2017) vest in equal installments over the first four anniversary dates after date of grant.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the stock options that were exercised by each named executive officer during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (a)	Value Realized on Exercise (b)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas L. Hoy	23,268	$315,028	-	-
Terry R. Goodemote, CPA	-	$0	-	-
John C. Van Leeuwen	11,855	$211,803	-	-
Gerard R. Bilodeau	5,818	$78,770	-	-

Notes to Option Exercises and Stock Vested Table (alphabetical note references are to columns):

(a)

Represents the total number of shares subject to stock options that the named executive officer exercised during the year, as opposed to the number of “net” new shares received by the executive officer upon such exercise.

(b)

Represents the “spread” of options on date of exercise, i.e., difference between the dollar value of the shares of common stock as to which options were exercised (based on the market price of our common stock on the date of exercise) and the purchase price of such shares under the options.

PENSION PLANS

The following is a description of Arrow’s qualified retirement plan applicable to employees generally who meet the plan’s requirements, and Arrow’s nonqualified Select Executive Retirement Plan (“SERP”) applicable to executive officers and key employees selected to participate therein.

Qualified Retirement Plan.  Arrow maintains a tax-qualified retirement plan for eligible employees (“Retirement Plan”).  The Retirement Plan covers employees of Arrow and all subsidiaries who have attained the age of 18, have completed one year of service, and who work a minimum of 1,000 hours per calendar year.

In 2002, the Company converted the Retirement Plan's benefit formula from a "final pay" formula typical of defined benefit plans to an "account balance" formula typical of account balance plans.  The new formula automatically applies to all employees who first became eligible to participate in the plan on or after January 1, 2003.  Those who were already participating on December 31, 2002, were allowed to make a one-time irrevocable election either to have their plan benefits calculated under the new account balance formula beginning January 1, 2003, or to continue to use the old final pay formula until their retirement.  Pre-2003 participants who chose to convert to the account balance formula now receive an annual credit to their account, known as a service credit equal to a percentage, ranging from six to twelve percent (6%–12%) of the participant's annual eligible compensation, depending on the participant's age, for each year of covered service. For all employees who first became or become eligible to participate in the plan on or after January 1, 2003, and hence are automatically subject to the account balance formula, the service credit is and will remain six percent (6%) of annual eligible compensation, regardless of age. The amount of the annual service credit is subject to limitations under the Internal Revenue Code.  Participants also receive each year an interest credit equal to their account balance at the beginning of the plan year multiplied by a fixed rate of interest for the year, which is based on the 30-year U.S. Treasury Rate in effect for November of the prior year.  Under the account balance formula, retirement benefits are based on the accrued total amount in the participant's account at retirement and the retiree may elect to receive the value of such accrued amount in a single, lump-sum payment or the equivalent of the account balance in the form of a single life annuity or in other forms of annuity payments at actuarially equivalent amounts.

For those pre-2003 participants who elected to continue their participation under the old final pay formula, retirement benefits will be calculated as before.  Under the final pay formula, retirement benefits are based on a percentage that will vary depending on the participant’s average annual earnings for the highest consecutive five-year period within the last ten years of service and the participant's total number of years of benefit service.  Payments under the final pay formula normally are calculated as straight-life annuity amounts although participants may make certain alternative elections upon retirement, including a lump-sum payment or other forms of annuity payments at actuarially equivalent amounts.  Benefits payable under both the final pay formula and the account balance formula are subject to certain limits under the IRC.

Eligible compensation under the Retirement Plan, under either benefit formula, includes salary, overtime, sick pay, bonuses, and certain other cash and non-cash benefits.

Participants in the plan having 25 years of service may retire at any age, participants having 10 years of service may retire at or after age 55, and participants having 5 years of service may retire at or after age 65.  For early retirement prior to age 65, annuity payments, if elected, would be reduced by 0.25% for each month before age 65 the participant elects to retire.  Participants who are eligible to retire may not commence receipt of their benefit prior to age 55.  Messrs. Hoy and Bilodeau are currently eligible to retire under the plan.  Mr. Van Leeuwen retired on June 30, 2008.

Messrs. Hoy, Goodemote and Bilodeau elected in 2002 to convert their participation under the Retirement Plan to the new account balance formula.  For plan year 2009, Messrs. Hoy and Bilodeau will receive a service credit to their accounts equal to twelve percent (12%) of their eligible compensation for the year and Mr. Goodemote will receive a service credit to his account equal to eight percent (8%) of his eligible compensation for the year, based on their respective ages.  In 2002, Mr. Van Leeuwen elected to continue his participation under the old final pay formula and his retirement benefits were determined based on the formula described above. The Compensation Committee of the Board of Directors approved an amendment to the plan, effective June 23, 2008, which provided for a minimum benefit payable to Mr. Van Leeuwen at his normal retirement date.  Mr. Van Leeuwen subsequently retired effective June 30, 2008 and received an increased benefit as a result of this amendment.

Select Executive Retirement Plan.  Arrow also maintains an unfunded non-qualified Select Executive Retirement Plan ("SERP"), for the benefit of executives and senior officers.  The SERP contains both a qualified Retirement Plan “makeup” benefit feature and an additional SERP benefit feature.  The qualified Retirement Plan “makeup” benefit provides, to those executives and officers who are selected to receive this feature, a payment that is designed to provide participants with a level of benefit they would have received under the qualified plan if there were no limitations on eligible compensation contained in the Internal Revenue Code.  The second feature, the additional SERP benefit, authorizes the Company to grant to selected executive and senior officers additional payments upon their retirement, typically structured as post-retirement installment payments, the amounts of which are determined on a case-by-case basis by the Compensation Committee of the Board of Directors at or before the time of retirement.  Mr. Hoy was approved several years ago by the Committee to participate in both features of the SERP.  The Committee approved an additional SERP benefit for Mr. Hoy that is equal to the benefit he will receive under the qualified Retirement Plan “makeup” benefit, assuming he would remain employed for three (3) additional years beyond his actual retirement date.  Mr. Bilodeau was selected several years ago to participate in the SERP’s first feature, the qualified Retirement Plan “makeup” benefit. Participation by executive and senior officers in either feature of the SERP is approved on a case-by-case basis by the Compensation Committee.

PENSION BENEFITS TABLE

The table below shows the present value of accumulated benefits payable to each of the named executive officers as of December 31, 2008 including the number of years of service credited to each such named executive officer, under the Retirement Plan and the SERP determined using interest rate and mortality rate assumptions consistent with those described in Note 16 of the Company’s consolidated financial statements for the fiscal year ended December 31, 200 8 included in the Company’s Annual Report on Form 10-K ..

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Thomas L. Hoy	Retirement Plan	34.42	$1,924,743	$0
	SERP	37.42	$956,045	$0
Terry R. Goodemote, CPA	Retirement Plan	16.08	$64,384	$0
John C. Van Leeuwen	Retirement Plan	23.92	$0 (a)	$972,222
Gerard R. Bilodeau	Retirement Plan	39.50	$648,633	$0
	SERP	39.50	$25,480	$0

Note to Pension Benefits Table:

(a)

Mr. Van Leeuwen retired on June 30, 2008 and withdrew his balance at that time.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has a Senior Officers Deferred Compensation Plan (“Officers’ Deferral Plan”) under which executive officers of the Company may elect to defer all or a portion of the salary or bonus payments otherwise receivable by them until retirement, and to receive interest on deferred amounts at a rate equal to the highest rate currently being paid on individual retirement accounts by the Company’s subsidiary, Glens Falls National Bank and Trust Company. In 2008, applicable rates ranged from 4.94% to 5.52%.

The following table sets forth information with respect to amounts deferred by the named executive officers under the Officers’ Deferral Plan, including amounts earned on deferrals or distributed to the officers from the plan.

Name	Executive Contributions in 2008 (a)	Company Contributions 2008	Aggregate Earnings 2008 (b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2008 (c)
Thomas L. Hoy	$26,000	$0	$16,127	$0	$402,658
Terry R. Goodemote, CPA	$0	$0	$0	$0	$0
John C. Van Leeuwen	$0	$0	$0	$0	$0
Gerard R. Bilodeau	$0	$0	$3,692	$0	$89,266

Notes to Nonqualified Deferred Compensation Table (alphabetical note references are to columns):

a)

The amount reported for each named executive officer includes: for Mr. Hoy, deferral of a portion of his salary otherwise payable in 2008 under the Officers’ Deferral Plan, which was listed in the Salary column of the Summary Compensation Table on page 20 of this proxy statement.

b)

The amount reported for each named executive officer represents accrued interest on amounts previously deferred by such officer under the Officers’ Deferral Plan.

c)

The amount reported for each named executive officer represents the year-end balance of such officer’s account under the Officers’ Deferral Plan.

AGREEMENTS WITH EXECUTIVE OFFICERS

We have three significant agreements with our named executive officers as described below:  1) an employment agreement with our President and Chief Executive Officer, Thomas L. Hoy; 2) a change-in-control agreement with Terry R. Goodemote, Senior Vice President and Chief Financial Officer, and 3) a consulting agreement with John C. Van Leeuwen, our former Senior Vice President and Chief Credit Officer.  Mr. Van Leeuwen’s change-in-control agreement terminated in connection with his retirement from our Company.

Hoy Employment Agreement.  Thomas L. Hoy, Chairman, President and Chief Executive Officer of Arrow and its principal subsidiary, Glens Falls National Bank and Trust Company, is serving under a three-year employment agreement, which was renewed effective January 1, 2009.  The agreement, which was approved by the Compensation Committee in December 2008, replaced a similar agreement entered into by the Company with Mr. Hoy one year earlier.  The agreement specifies that on or before December 31 of each calendar year during the term of the agreement, the Compensation Committee will consider and vote upon a proposal to replace the agreement with a new three-year employment agreement having similar conditions and benefits.

Under the agreement, Mr. Hoy is guaranteed his current annual base salary and certain other benefits for the duration of the agreement.  In the event that Mr. Hoy is terminated without cause (as defined in the agreement) or in the event Mr. Hoy terminates his own employment for Good Reason (as defined in the agreement), Mr. Hoy will receive a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary.  Also under the agreement, in the event of a change-in-control of Arrow (as defined in the agreement), the Company or Mr. Hoy may elect within 12 months of the change-in-control to terminate Mr. Hoy’s employment as a retired early employee.  In this case, Mr. Hoy will receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to 2.99 times his average annual taxable compensation for the five years preceding the event, adjusted downward to reflect any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect. The agreement further provides that, under no circumstances, will Mr. Hoy receive any payment under the agreement if such payment would constitute an “excess parachute payment” under the Internal Revenue Code.

The agreement also contains non-competition and non-solicitation provisions that may be triggered upon termination of Mr. Hoy’s employment. Under the non-competition provisions, for a period of two (2) years following Mr. Hoy’s termination of employment he is generally precluded from being employed by, operating, or being a director of any bank or insured financial institution which is located in any county in the state of New York in which Arrow, its subsidiary banks, or other affiliates of Arrow that provide financial services, maintain a branch or office or have acted to establish a branch or office.  Under the non-solicitation provisions, for a period of two (2) years following Mr. Hoy’s termination of employment, he is generally precluded from soliciting on behalf of any financial institutions, customers or clients of Arrow, its subsidiary banks or other affiliates that provide financial services.  Furthermore, Mr. Hoy would be precluded from employing or soliciting any employees of Arrow or its subsidiaries on behalf of another corporation or entity.

Goodemote Change-in-Control Agreement.  We have entered into a change-in-control agreement with Terry R. Goodemote, Senior Vice President and Chief Financial Officer.  This agreement does not provide for continuing employment for a specified period of time or the payment of a particular salary or benefits to Mr. Goodemote, but merely specifies that in the event of a change-in-control of Arrow (as defined under the agreement), Mr. Goodemote will receive, over a two-year period, installment payments in cash (or in a lump-sum, in the event of unforeseeable emergency) equal to two years’ base salary, plus medical, dental and life insurance coverage.

Van Leeuwen Consulting Agreement.  John C. Van Leeuwen was formerly Senior Vice President and Chief Credit Officer of Arrow.  He retired from this position on June 30, 2008 and simultaneously entered into a consulting agreement with the Company for a six-month period.  This initial agreement was replaced in December 2008 with a new agreement which began January 1, 2009 and expires December 31, 2009.  Under the current agreement, Mr. Van Leeuwen renders advice on loan and credit administration matters, as requested by senior management. The minimum time commitment expected from Mr. Van Leeuwen under the agreement for services rendered is 375 hours per annum, with services to be rendered as and when needed.  Mr. Van Leeuwen will be paid $2,000 monthly for his time plus any agreement amounts for additional consulting work.  He also is entitled to be reimbursed for reasonable expenses incurred by him and is entitled to indemnification coverage from the Company. During the period of consultancy under the Consulting Agreement, unvested awards held by Mr. Van Leeuwen on the date of his retirement will continue to vest in accordance with their terms, and the outstanding stock options granted to Mr. Van Leeuwen under the Company’s Long-Term Incentive Plans will continue to be exercisable. During the consultancy period, Mr. Van Leeuwen has agreed to non-competition and non-solicitation provisions.

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL

Voluntary Termination or Early Retirement. Except as discussed herein with respect to Mr. Hoy who has rights pursuant to an employment agreement with our Company, the Company does not currently have contracts with its named executive officers that would require cash severance payments based solely upon the voluntary termination or early retirement of the executive officer.  Absent a prior “change-in-control”, the voluntary termination or early retirement of an executive officer would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” on page 23, and as indicated in the tables below.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

Termination For Cause.  The Company does not currently have contracts with its executive officers that would require cash severance payments if the Company terminated the executive officer for cause.  The termination for cause of an executive officer would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” on page 23.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

Death or Disability.  Under our standard stock option award agreements given to named executive officers and other officers of the Company when awarded options, the death or permanent disability of the award recipient normally will result in acceleration of vesting for outstanding unvested options if the employee was awarded the option more than one year prior to the death or disability. Otherwise, the termination of a named executive officer upon death or disability would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” on page 23.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

Termination Other than for Cause.  Mr. Hoy has a provision in his employment agreement described herein specifically governing payments to him if he is terminated without cause.  In such a case, assuming no prior “change-in-control,” Mr. Hoy is entitled to a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary.  The table below shows the estimated payout for Mr. Hoy had he been terminated other than for cause as of January 1, 2009, the effective date of his employment agreement.

The Company does not have a formal written severance plan for employees or executives that are terminated other than for cause.  Therefore, none of the other named executive officers would be entitled to severance or other payments if terminated other than for cause.  In the past, the Company has, from time-to-time in the discretion of the Board of Directors or its Compensation Committee, made awards of severance payments to executive or senior officers in differing amounts determined on a case-by-case basis.

Termination in Connection with a Change-in-Control.  As referenced above, the Company has entered into an employment agreement with Mr. Hoy and a change-in-control agreement with Mr. Goodemote that require certain payments to be made by the Company to the executive if his employment is terminated or he voluntarily terminates his employment following a change-in-control of the Company.  In addition, Mr. Hoy’s employment agreement has non-compete and non-solicitation provisions that would be triggered if his employment was terminated in connection with a change-in-control.  For a discussion of the terms and conditions of these agreements, see “Agreements with Executive Officers” on page 26.  The amounts that would have been payable to each such executive had his employment terminated on January 1, 2009, the effective date of the applicable agreement, following a change-in-control are identified in the tables below.

Upon a change-in-control, as defined in the 1993, 1998 and 2008 Long-Term Incentive Plans of the Company and the stock option agreements awarded in connection therewith, all outstanding options granted to named executive officers and other officers, to the extent not fully vested, would vest immediately, regardless of whether such person was terminated.

Other than as described above, termination of any of the named executive officers following a change-in-control would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” above in this proxy statement.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

A “change-in-control” of the Company is defined in both Mr. Hoy’s employment agreement and Mr. Goodemote’s change-in-control agreement as follows: (i) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (iii) a majority of the members of our Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or (iv) one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Termination for Good Reason.  Mr. Hoy has a provision in his employment agreement that provides for payments to him if he were to voluntarily terminate his employment for “Good Reason.” Good Reason is defined as a material diminution of his authority, duties or responsibilities, or a material diminution in the budget over which he retains authority.  The amount due to Mr. Hoy if he terminated his employment with Good Reason is the same amount as if he were terminated by the Company without cause, which amount is included in the table below. See “Agreements with Executive Officers” on page 26.

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The entries below show the estimated payouts to each of the named executive officers under special circumstances, other than Mr. Van Leeuwen who retired on June 30, 2008. Under each of the scenarios, the payment amount assumes the triggering event (e.g. change-in-control) occurred and the executive’s employment terminated on January 1, 2009 and that the value of Arrow common stock to the extent relevant was the closing price of our common stock on December 31, 2008, i.e. $25.14.  January 1, 2009 is the effective date of CEO Thomas Hoy’s and CFO Terry Goodemote’s employment and change-in-control agreements, respectively.

Thomas L. Hoy.  The following table illustrates the potential payments and benefits to be received by Thomas L. Hoy, Chairman, President and Chief Executive Officer of Arrow and its principal subsidiary, Glens Falls National Bank and Trust Company, under various employment termination events.

Other Potential Post-Employment Payments as of January 1, 2009

Type of Payment	Involuntary Termination Without Cause or Voluntary Termination with Good Reason (a) ($)	Change-in-Control (b) ($)	Retirement ($)	Death or Disability ($)
Cash Compensation	$1,165,500	$1,964,655	$0	$0
Stock Options (c)	$0	$28,361	$0	$28,361
SERP – Pension & ESOP (d)	$1,130,207	$1,130,207	$1,130,207	$1,130,207
Total	$2,295,707	$3,123,223	$1,130,207	$1,158,568

Notes to Other Potential Post-Employment Payments as of January 1, 2009 Table:

a)

Mr. Hoy will receive a lump-sum payment equal to the greater of the amount of (1) his base salary payable during the remaining term of the agreement or (2) one year’s base salary

b)

Mr. Hoy will receive an amount payable in installments or, in the event of unforeseeable emergency, in a lump-sum (i.e. $1,993,016), equal to 2.99 times his average annual taxable compensation for the five years preceding the event, adjusted downward to reflect any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect which would include a downward adjustment as a result of accelerated vesting of stock options (i.e. $28,361).  His agreement further provides that under no circumstances will Mr. Hoy receive any payment under the employment agreement if such payment would constitute an “excess parachute payment” under the tax laws.

c)

Reflects accelerated vesting of stock options.

d)

Represents $956,045 for pension, which is payable in the form of an annuity, and $174,162 for ESOP, which is payable in a lump-sum

Terry R. Goodemote.  The following table illustrates the potential payments and benefits to be received by Terry R. Goodemote, Senior Vice President and Chief Financial Officer, upon certain employment termination events.

Change-in-Control Payments as of January 1, 2009

Type of Payment	Change-in-Control ($)	Death or Disability ($)
Cash Compensation	$330,000	$0
Stock Options (a)	$10,566	$10,566
Health & Welfare Benefits (b)	$26,407	$0
Total	$366,973	$10,566

Notes to Other Potential Post-Employment Payments as of January 1, 2009 Table:

(a)

Reflects accelerated vesting of stock options.

(b)

These amounts represent the projected cost for 24 months for medical and dental insurance coverage under the Company’s fully insured medical and self insured dental plans assuming continued cost sharing by Mr. Goodemote; plus continued premium payments for 24 months on term life insurance policies.

John C. Van Leeuwen.   John C. Van Leeuwen, former Senior Vice President and Chief Credit Officer of Arrow, received upon his June 30, 2008 retirement, in addition to customary retirement benefits available to employees in general, a minimum pension benefit of $163,100 and ownership of a Company automobile used by him during his employment valued at $8,074, the fair market value on the date of transfer.

Gerard R. Bilodeau.  Mr. Bilodeau would receive accelerated vesting of options upon a change-in-control or his death or disability in the amount of $769.  Additionally he would receive $25,480 under the SERP, payable in the form of an annuity upon retirement, in addition to customary retirement benefits available to employees in general.

COMPENSATION OF DIRECTORS

The Compensation Committee makes recommendations to the full Board of Directors from time-to-time regarding directors’ compensation, including the dollar amount, conditions of payment, and form of payment of the fees directors of the Company receive for their services on the Board and on committees of the Board. The full Board is ultimately responsible for determining directors’ fees and other compensation received by directors.  Directors who are also executive officers of Arrow do not receive any directors’ fees or other form of compensation for serving as directors of Arrow or its subsidiaries, for serving on any committees of the Board of Arrow or its subsidiaries, or for attending board or committee meetings.

Prior to 2009, our outside (non-management) directors were compensated for their services as directors exclusively through directors’ fees, payable in cash or, to the extent determined by the Board, in shares of Arrow stock.  In January 2009, the Board decided, upon the recommendation of the Compensation Committee, to expand the directors’ compensation program to include periodic grants to directors of stock options under the Company’s Long-Term Incentive Plan, if and as determined by the Board.  The initial grants of stock options to directors were made at the Board’s January 2009 meeting.

Directors’ Fees.  The following table sets forth the dollar amount of directors’ fees currently being paid (in cash or shares of Arrow stock) to our directors, for service on the Board of Directors of Arrow or either of its subsidiary banks or the committees of such boards.  The schedule was approved by the Arrow Board at its November 2008 meeting.

Directors’ Fees Payable to Outside (Non-Management) Directors Effective January 1, 2009

	Annual Retainer ($)	Meeting Attendance Fees ($)
Board of Directors of Arrow	$14,500	$600
Committees of Arrow Board (a)	$0	$500
Board of Directors of Subsidiary Bank	$7,000	$400
Committees of Subsidiary Bank Boards (b)	$0	$350

Notes to Directors’ Fees Payable to Outside (Non-Management) Directors Effective January 1, 2009:

a)

Directors do not receive separate retainers for service on Committees of the Arrow Board, except that the Chair of the Audit Committee receives an additional $5,000 annual retainer and the Chair of the Compensation Committee and the Governance Committee each receive an additional $3,000 annual retainer.

b)

Directors do not receive separate retainers for service on Committees of the Boards of the subsidiary banks, except for the Chair of the Trust Committee of Glens Falls National Bank and Trust Company who receives an additional $3,000 annual retainer and the Chairs of the Trust Committee and the Audit Committee of Saratoga National Bank and Trust Company, who each receive an additional $500 annual retainer.

The schedule of directors’ fees established by the Board for 2009, listed above, is unchanged from the 2008 schedule, except that the annual retainer payable to directors for service on the Arrow Board was increased by $1,000, from $13,500 to $14,500, the annual retainer for service on the subsidiary bank boards was increased by $400, from $6,600 to $7,000, and the addition of an annual retainer of $500 for the Chair of both the Trust Committee and the Audit Committee of Saratoga National Bank and Trust Company.  The increases reflect the substantially greater work load for all bank boards resulting from the current U.S. financial crisis.

A portion of the 2009 directors’ fees listed above will be paid in the form of stock, as opposed to cash.  Under the Company’s Directors’ Stock Plan, the Board may determine from time-to-time that some portion or all of the directors’ fees payable to directors of Arrow or its subsidiary banks will be paid in the form of shares of common stock of Arrow, as opposed to cash.  For purposes of determining the number of shares to be distributed, shares are valued at the market value of Arrow stock on the date of distribution.  Shares, when distributed, are fully vested and freely transferable by the recipient directors.  Under the plan, fee amounts distributable in the form of stock, once determined by the Board, are binding on all directors, who have no individual discretion to increase or decrease the portion of their fees they receive in stock.  Shares are generally distributed at or about the same time that cash fees are distributed.  For 2009, the Board has determined that $7,500 of each Arrow director’s annual retainer will be payable in the form of Arrow stock and that $3,000 of the annual retainer paid to each director of a subsidiary bank of Arrow will be payable in the form of Arrow stock.  These are the same dollar amounts that applied in 2008 to the portion of directors’ fees payable in the form of stock.

Under the Company’s Directors’ Deferred Compensation Plan, individual directors of Arrow and its subsidiary banks may elect to defer receipt of some or all of the directors’ fees otherwise receivable by them in cash to a later date of their choosing, subject to certain limits under the plan and applicable law.  Under the plan, which is unfunded, amounts deferred are credited to the plan account of the particular director.  The account balance earns interest from time-to-time at a rate equal to the highest rate then being paid on individual retirement accounts by Glens Falls National Bank and Trust Company.  Distributions under the plan are payable in cash, either in a lump-sum or in annual installments as the participant may choose.  During 2008, two (2) directors of Arrow elected to defer fees otherwise payable to them for such year under the plan (see note (a) to the Directors Compensation table below).

Stock Options.

 At year-end 2008, the Board of Directors, upon the recommendation of the Compensation Committee, approved the addition of stock options as an element of the overall compensation package payable to outside (non-management) directors.  The Board determined that stock options would more closely align directors’ interests with those of our shareholders and would further incentivize the directors to work for the continued financial success of the Company.  Stock option awards for outside directors are permitted under the Company’s 2008 Long-Term Incentive Plan, which was approved by the Company’s shareholders at the 2008 annual meeting of shareholders.  Options granted to directors under the plan, like options granted to executive officers and key employees, carry an exercise price that may not be less than the fair market value of the Company’s stock on the date of grant, vest over a period of years following grant, and are exercisable while the director serves and for a period of time following termination of service (other than for cause), in each case as may be established by the Board of Directors upon grant.

At its January 2009 meeting, the Board, upon the recommendation of the Compensation Committee, determined to make an initial grant of options to outside directors as compensation for services rendered by them to the Company in 2008.  Each outside director received an option to acquire a number of shares of Arrow’s common stock (up to a maximum of 1,000 shares) based on the number of meetings of the Board of Directors of Arrow and committees of the Board, of which they are members, attended by the director in 2008.  The principal factor underlying the determination of the Committee and the Board to approve such grants was the substantial additional amount of time and effort required from Company directors during 2008 to deal with the expanding nationwide financial crisis, which placed extraordinary burdens on all U.S. banks, including those such as the Company which continued to experience solid financial returns and health.  The value of these options is included in column (c) of the Director Compensation Table below.

The table below summarizes all compensation paid by the Company and its subsidiary banks to non-employee directors of Arrow for the fiscal year ended December 31, 2008.  Our President and Chief Executive Officer, Thomas L. Hoy, who also serves on our Board of Directors, is compensated as an executive officer and his compensation for 2008 is disclosed in the Summary Compensation Table for named executive officers on page 20. Mr. Hoy receives no additional compensation for serving on the Board of Directors or any Board Committees.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Option Awards (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (d)	Total
Jan-Eric Bergstedt (e)	$4,300	$0	-	-	$779	$5,079
Herbert O. Carpenter	$22,450	$10,500	-	-	$0	$32,950
John J. Carusone, Jr.	$24,350	$10,500	-	-	$0	$34,850
Michael B. Clarke	$28,900	$10,500	-	-	$0	$39,400
Gary C. Dake	$21,550	$10,500	-	-	$0	$32,050
Mary-Elizabeth T. FitzGerald	$24,800	$10,500	-	-	$1,620	$36,920
Kenneth C. Hopper	$29,900	$10,500	-	-	$5,692	$46,092
David G. Kruczlnicki (a)	$29,900	$10,500	-	-	$4,188	$44,588
Elizabeth O’C. Little	$23,650	$10,500	-	-	$0	$34,150
David L. Moynehan	$24,800	$10,500	-	-	$0	$35,300
John J. Murphy	$21,450	$10,500	-	-	$25,000	$56,950
Richard J. Reisman (a)	$23,250	$10,500	-	-	$4,998	$38,748

Notes to Director Compensation Table (alphabetical note references are to columns):

(a)

Directors Kruczlnicki and Reisman deferred $29,900 and $23,250, respectively of fees otherwise payable to them in 2008 under the Directors Deferred Compensation Plan.  Such fees are included in column (a).

(b)

During 2008, each named director received a total of $7,500 of the director’s annual retainer payable for services as an Arrow director and $3,000 of the director’s annual retainer payable for services as a director of one of Arrow’s subsidiary banks in the form of shares of Arrow’s common stock, valued at the market price of such shares on the date of distribution, all in accordance with Arrow’s Directors’ Stock Plan. These shares were distributed to all non-employee directors in two installments pursuant to the plan as follows: (i) May 29, 2008, 232.1981 shares at a share price of $22.61 and (ii) November 20, 2008, 216.0494 shares at a share price of $24.30. The shares were fully vested and transferable upon distribution.  Amounts payable in shares under the plan may be changed by the Board at any time. For the aggregate number of shares of our common stock held by each director at fiscal year-end, see the tables on pages 5 and 6 of this proxy statement

(c)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R). In connection with 2008 service, the directors received these stock option grants on January 21, 2009 at an exercise price of $22.59, the closing price of our common stock on the date of grant. Because the date of the grant was in 2009, these awards resulted in no amount being recognized by the Company for financial reporting purposes for the fiscal year ended December 31, 2008.

(d)

For each Director, other than Director Murphy, this column represents interest earned during 2008 on the principal amount in the director’s account under the Directors Deferred Compensation Plan.  In 2008, applicable rates ranged from 4.94% to 5.52%.  The amount listed for Mr. Murphy constitutes consulting fees under his consulting agreement.  See “Director Murphy Consulting Agreement” below.

(e)

Director Jan-Eric O. Bergstedt retired as a director of the Company on April 30, 2008 as a result of his reaching age 72 prior to the meeting.  Under our corporate governance policies, the mandatory retirement age for directors is 72. The compensation listed in this table was earned prior to his retirement. No compensation has been paid to Mr. Bergstedt since his retirement.

Director Murphy Consulting Agreement.  John J. Murphy was formerly Executive Vice President, Treasurer and Chief Financial Officer of Arrow.  He retired from this position on December 31, 2006 and simultaneously entered into a consulting agreement with the Company for a minimum term of three years.  Under the agreement, Mr. Murphy renders advice on financial and general corporate matters, as requested by senior management.  The minimum time commitment expected from Mr. Murphy under the agreement for services rendered is to be not less than 375 hours on an annualized basis, with services to be rendered as and when needed, and his baseline fee for such services is $25,000 per year, payable in cash on a regular basis.  He also is entitled to be reimbursed for reasonable expenses incurred by him and is entitled to indemnification coverage from the Company.  To the extent Mr. Murphy consents to render services under the agreement exceeding the minimum time commitment, his compensation will be adjusted proportionately upward.  During the period of consultancy under the Consulting Agreement, unvested awards held by Mr. Murphy on the date of his retirement continue to vest in accordance with their terms and the outstanding stock options granted to Mr. Murphy under the Company’s Long-Term Incentive Plans will continue to be exercisable.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with senior management the Compensation Discussion and Analysis beginning on page 12 of this proxy statement as required by Item 402(b) of the SEC’s Regulation S-K.  Based on its review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

John J. Carusone, Jr., Chairman

Michael B. Clarke

Gary C. Dake

David G. Kruczlnicki

Richard J. Reisman, D.M.D.

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of the following five (5) directors: Carusone (Chair), Clarke, Dake, Kruczlnicki and Reisman.  No member of the Compensation Committee is a current or former officer or employee of Arrow or any of its subsidiaries or had any substantial business dealings with Arrow during 2008, except for Director Dake, whose company, Stewart’s Shops Corp., of which Mr. Dake is President, engaged in certain lease transactions with the Company during 2008 that are described in the section “Transactions with Directors, Officers and Associated Persons” on page 34 of this proxy statement.  No “Compensation Committee interlocks” as defined under the SEC’s disclosure rules existed during fiscal year 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors ("Committee") currently consists of the following three (3) directors: Clarke (Chair), Kruczlnicki and Reisman. Each qualifies as independent both under the NASDAQ’s standards for independent directors and under the SEC’s more rigorous standards for independent audit committee members.  See “Board Independence, Audit Committee Independence and Financial Expert” on page 8. The Committee assists the Board in fulfilling its oversight role relating to the Company's financial statements and the financial reporting process, including the system of disclosure controls and Company’s internal controls and procedures.  Its duties include reviewing the independent auditor's qualifications and independence, the performance of the independent auditor and the Company’s internal audit function.  The Board has adopted and annually reviews the Committee's charter, which sets forth its duties in detail.

The Committee has reviewed and discussed with management and with KPMG LLP, the Company's independent auditor, Arrow's audited consolidated financial statements as of and for the year ended December 31, 2008.  The Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2008. Management has the responsibility for the preparation of Arrow's consolidated financial statements and for assessing the effectiveness of internal control over financial reporting; the independent auditor has the responsibility for the audit of the consolidated financial statements.  The independent auditor reports directly to the Committee, which meets with the auditor on a regular basis, in separate executive sessions when appropriate.

The Committee also has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees” (as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications").

The Committee has approved the engagement of KPMG LLP as independent auditor for 2009 and the scope of their engagement.  In this context, the Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," relating to auditor independence, and has discussed with KPMG LLP the firm's independence.  The Committee has also considered whether the provision by KPMG LLP of non-audit services to the Company is compatible with KPMG LLP's independence.

Based upon the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of Arrow Financial Corporation and its subsidiaries and management's assertion on the design and effectiveness of internal control over financial reporting of Arrow Financial Corporation and its subsidiaries be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael B. Clarke, Chairman

David G. Kruczlnicki

Richard J. Reisman, D.M.D.

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Independent Auditor’s Fees

The following table sets forth the aggregate fees billed to Arrow and its subsidiaries for the fiscal years ended December 31, 2008 and 2007 by Arrow’s independent auditor, KPMG LLP:

Categories of Service	2008	2007
Audit Fees	$265,500	$247,000
Audit-Related Fees	$0	$0
Tax Fees (a)	$85,135	$75,945
All Other Fees	$0	0
Total Fees	$350,635	$322,945

Note to Independent Auditor’s Fees Table:

a)

Represents fees for tax preparation and reviews and consulting services.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATED PERSONS

During calendar year 2008, several of our directors and executive officers, including members of their immediate families as well as various corporations, organizations, trusts and estates with which these individuals are associated (collectively, our “related parties”), had outstanding loans from our subsidiary banks in amounts of $120,000 or more.  All such loans when made were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions by the lending bank with unaffiliated persons.  As of December 31, 2008, no such loan was classified by the Company as a non-accrual, past due, restructured or potential problem loan.

During 2008, the Company made payments to or for the benefit of Stewart’s Shops Corp. (“Stewart’s”), a privately-owned company of which Director Gary C. Dake is President, relating to three branch banking offices which the Company’s subsidiary banks occupy under lease agreements with the property owner, Stewart’s.  Leases and incidental expenses on the three offices, one of which is a branch of Glens Falls National Bank and Trust Company and the other two of which are branches of Saratoga National Bank and Trust Company, totaled approximately $135,686 during 2008.  The lease for the Glens Falls National Bank and Trust Company branch has an original duration of twenty (20) years, expiring in 2019, with renewal option for two (2) additional ten-year terms. The leases for the two Saratoga National Bank and Trust Company branches each have an original duration of ten (10) years, expiring in 2015 and 2017, with a renewal option for two (2) additional five-year terms.

Director Kenneth C. Hopper, M.D. is President of Adirondack Eye Physicians and Surgeons, P.C. (Adirondack Eye) and a director of Bay Optical, Inc. (Bay Optical). On August 15, 2008, Arrow purchased from Adirondack Eye a building in Greenwich, N.Y. in which Bay Optical currently maintains an office.  Arrow’s subsidiary, Glens Falls National Bank and Trust Company, plans to establish a drive-through bank branch in the building. The purchase price, based on the appraised value of the property, was $518,333. Arrow has entered into a lease with Bay Optical for the portion of the physical structure it currently occupies.  Lease income received from Bay Optical totaled approximately $6,706 for the last four (4) months of 2008. The lease with Bay Optical has an original duration of ten (10) years, expiring in 2018, with renewal options for two (2) additional five-year terms.

The Company purchased 13,000 shares of Arrow stock from Director John J. Murphy at a price of $23.08 per share, for total proceeds of $300,040. The purchase price was based on the closing price of our common stock on May 15, 2008. The transaction settled on May 16, 2008.

The Company’s Related Parties Transactions Policy governs internal review and approval of all material Company transactions or business relationships with our related parties, including our directors and officers and their families and controlled companies.  Under this policy, any such transaction or relationship involving an aggregate dollar amount of goods, services or payments in excess of $120,000 or that would otherwise likely require disclosure to shareholders in a future proxy, must be approved by the Audit Committee of the Board of Directors or the Board itself.  Loans from our banks to our directors, officers, their families and controlled businesses and other related parties, would generally be exempt from Audit Committee pre-approval under the Policy, although all such loans are subject to various pre-approval requirements under federal banking law.

HOUSEHOLDING OF NOTICE TO SHAREHOLDERS

In some instances, only one copy of the Notice to Shareholders concerning this proxy statement is being delivered for shareholder accounts that contain the same primary Social Security number, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies.  Upon oral or written request, we will promptly deliver a separate copy of the Notice to Shareholders to any shareholder.  If you wish to receive a separate copy of the Notice to Shareholders, you may call us at (518) 745-1000, Ext. 243, send a written request to the Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801, or send an email request to gbilodeau@arrowbank.com.

ITEMS FOR SHAREHOLDER VOTE

  ITEM 1   ELECTION OF DIRECTORS

The first item to be acted upon at the meeting is the election of four (4) directors to Class B (the class whose term expires at this meeting) of our Board of Directors, to three-year terms to expire in 2012. The only nominees are the four (4) individuals nominated by the Board of Directors.

Upon recommendation by the Board’s Governance Committee, the Board nominated John J. Carusone, Jr., Michael B. Clarke, David G. Kruczlnicki and David L. Moynehan for election to Class B of the Board of Directors, each to hold office for a term of three years or until his successor shall be duly elected and qualified.  Each of the nominees is currently serving as a director and each was elected by our shareholders to his position, most recently at our 2006 annual meeting of shareholders.

Under our Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, one class to be elected each year for a term of three years. Under our Bylaws, the total number of directors is as specified from time-to-time by our Board of Directors. The current number of directors is twelve (12).

Under applicable law, directors are elected by a plurality of the shares voted at the meeting, meaning the nominees receiving the most “FOR” votes for the available seats will be elected.  Because at this year’s meeting there are only as many nominees as there are directors to be elected, each nominee is assured of election as long as he receives any “FOR” votes, regardless of how many negative votes (“WITHHOLD AUTHORITY”) the nominee receives. However, under the Majority Voting Policy in our Corporate Governance Guidelines, if an election of directors is uncontested (as will be the case at this year’s meeting), any nominee for director who receives a negative vote (“WITHHOLD AUTHORITY”) from the holders of a number of shares exceeding fifty percent (50%) of the total number of shares that are outstanding and entitled to vote in such election, must tender his or her resignation as director following the meeting, even though the nominee has technically been elected a director.  Under the policy, the Governance Committee of the Board is then required to evaluate the tendered resignation and make a recommendation to the full Board on appropriate action, whereupon the Board may take such action on the resignation as it deems appropriate, taking into account the best interests of the Company and its shareholders.

All proxies which are received timely and in proper form by the Corporate Secretary prior to the election of directors at the meeting, and which have not been revoked, will be voted “FOR” the Board’s nominees described above (unless any nominee is unable to serve or, for good cause, refuses to serve), subject to any specific voting instructions received with any proxy, including the direction to “WITHHOLD AUTHORITY” to vote for any one or more nominees.

Each of the nominees has consented to being named in this proxy statement and to serve if elected, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected.

The Board of Directors recommends a vote “FOR” each of the nominees for election as director, which is Item 1 on the proxy card.

  ITEM 2   RATIFICATION OF THE INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for our fiscal year ending December 31, 2009.  Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee.  Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.

Representatives of KPMG LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

Ratification of the selection of the independent auditor will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting entitled to vote and voting, provided a quorum is present.

All proxies which are received timely and in proper form by the Corporate Secretary prior to the vote on Item 2 at the meeting, and which have not been revoked, will be voted “FOR” ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the independent auditor of the Company for the fiscal year ending December 31, 2009, subject to any other specific instructions received with any proxy.

The Board of Directors recommends a vote “FOR” ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the independent auditor of the Company for fiscal year ending December 31, 2009, which is Item 2 on the proxy card.

OTHER MATTERS

The Board of Directors of Arrow is not aware of any other matters that may come before the meeting.  However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

By Order of the Board of Directors,

GERARD R. BILODEAU

Corporate Secretary

March 16, 2009

[Front]

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

ARROW FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors

Annual Meeting of Shareholders

April 29, 2009 10:00 a.m.

The undersigned shareholder(s) of Arrow Financial Corporation, a New York corporation (the "Company"), hereby appoint(s) Richard J. Bartlett, Esq. and George C. Frost, and each of them acting individually, with full power to act alone, the attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York 12801, at 10:00 a.m. on Wednesday, April 29, 2009, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

The undersigned directs that this proxy be voted as specified on the reverse side. If no direction is made for a proposal, the proxy will be voted: (a) "FOR" all the Company's director nominees in Item 1 and (b) "FOR" Proposal 2 as applicable. This proxy may also be voted, in the discretion of the attorneys-in-fact, on any matter that may properly come before the meeting or any adjournments or postponements thereto. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such stock.

Address Changes/Comments: _____________________________________________________________________________

_____________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY

Continued and to be signed on reverse side

[Back]

ATTENTION: CORPORATE SECRETARY

250 GLEN STREET

GLENS FALLS, NY 12801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE / TOLL FREE 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARROW FINANCIAL CORPORATION

The Board of Directors recommends that you vote "FOR" the following.

1. Election of four (4) Directors

Nominees:

01 John J. Carusone, Jr. 02 Michael B. Clarke 03 David G. Kruczlnicki 04 David L. Moynehan

For

Withhold

For All

All

All

Except

0

0

0

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the excepted nominee(s) on the line below.

___________________________________

The Board of Directors recommends that you vote "FOR" the following proposal.

2. Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company's independent auditor for the fiscal year ending December 31, 2009

For

Against

Abstain

0

0

0

For address changes and/or comments, please check this box and

0

write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes

No

0

0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

[box]                           [box]

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date